UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ENTRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Entrust, Inc.

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, Texas 75001

March 27, 2007

Dear Stockholder,

You are invited to attend the 2007 Annual Meeting to be held on Friday, May 4, 2007 at 10:00 a.m., local time, at the Westin Galleria, 13340 Dallas Parkway, Dallas TX 75240.

The annual meeting will begin with discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting. Following the meeting I will be available to answer any questions about our operations.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,

F. William Conner
President, Chief Executive Officer and Chairman of the Board of Directors

ENTRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 4, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Entrust, Inc., a Maryland corporation (the “Company”), will be held on Friday, May 4, 2007 at 10:00 a.m., local time, at the Westin Galleria, 13340 Dallas Parkway, Dallas TX 75240 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect two Class III Directors for the ensuing three years;

2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent public accountants for the year ending December 31, 2007; and

3.	To transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

Holders of record of the Company’s Common Stock at the close of business on March 7, 2007 are entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. A list of the Company’s stockholders is open for examination to any stockholder at the principal executive offices of the Company, One Hanover Park, Suite 800, 16633 Dallas Parkway, Addison, Texas 75001 and will be available at the Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

James D. Kendry, Secretary

March 27, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

ENTRUST, INC.

One Hanover Park, Suite 800

16633 Dallas Parkway

Addison, Texas 75001

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Friday, May 4, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Entrust, Inc., a Maryland corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on Friday, May 4, 2007 at 10:00 a.m., local time, at the Westin Galleria, 13340 Dallas Parkway, Dallas TX 75240 and at any adjournments or postponements thereof (the “Meeting”).

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the election of the nominees for Director named below and the ratification of Grant Thornton as the Company’s independent auditors for the year ending December 31, 2007. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

The Board of Directors has fixed March 7, 2007 as the record date (the “Record Date”) for determining holders of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), who are entitled to vote at the Meeting. At the close of business on the Record Date, there were 60,394,788 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Meeting, held by 627 stockholders of record. Because many of these shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these holders of record.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on March 7, 2007, the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered, obtain a proxy from that person and bring it to the Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 are first being sent or given to stockholders on or about March 27, 2007. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the Company, Attention of David Rockvam, Director, Investor Relations, Entrust, Inc., One Hanover Park, Suite 800, 16633 Dallas Parkway, Addison, Texas 75001. All of these documents are also available through the investor relations section of the Company’s website at http://www.entrust.com.

Quorum Requirements

The holders of a majority of the outstanding shares of Common Stock on March 7, 2007 present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are treated as “present” for quorum purposes.

Voting Requirements

Election of Directors. You may vote “for” or “withhold” with respect to any or all Director nominees. The election of Directors requires a plurality of the votes cast “for” the election of Directors; accordingly the directorships to be filled at the Meeting will be filled by the nominees receiving the highest number of votes “for.” Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Ratification of the Appointment of Independent Auditors. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of our independent auditors. The affirmative vote of a majority of the votes cast “for” or “against” the matter by stockholders entitled to vote at the Meeting must be voted “for” the ratification to ratify the appointment of our independent auditors. Because an abstention is not treated as a vote “for” or “against,” it will have no effect on the outcome of the vote for this proposal.

Broker Non-Votes. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on matter.

Expenses and Solicitation

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s Directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. In addition, the Company has engaged W.F. Doring & Co. to assist in the solicitation of proxies, and has agreed to pay W.F. Doring & Co. a fee of approximately $4,500, plus reasonable expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Directors

The Company has a classified Board of Directors currently consisting of two Class I Directors, three Class II Directors, and two Class III Directors. The Class III, Class I, and Class II Directors will serve until the annual meeting of stockholders to be held in 2007, 2008, and 2009 respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those Directors whose terms are expiring.

The persons named in the enclosed proxy will vote to elect, as Class III Directors, Terdema Ussery II and Michael P. Ressner, both of whom currently serve on the Company’s Board of Directors, unless the proxy is marked otherwise. Each Class III Director will be elected to hold office until the 2010 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate.

For each member of the Board of Directors whose term of office as a Director continues after the Meeting, including those who are nominees for election as Class III Directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a Director and his age and length of service as a Director of the Company. There are no family relationships among any of the Directors, nominees for Directors and executive officers of the Company. The Company encourages Directors to attend the annual meetings of stockholders. One of our six Directors who were serving at the time attended last year’s annual meeting of stockholders held on May 5, 2006.

Nominees for Directors With Terms Expiring in 2010 (Class III Directors)

Michael P. Ressner, age 58, has been a Director of the Company since May 1999. From January 2001 to December 2002, Mr. Ressner served as Vice President, Nortel Networks. Prior to that time, he served as Vice President of Finance of Nortel Networks’ Enterprise Solutions group from February 1999 to January 2001. From May 1994 to January 1999, Mr. Ressner served as Vice President of Finance for the Carrier Solutions business unit of Nortel Networks. Prior to these assignments, he held a number of senior finance management posts within various business units of Nortel Networks. Mr. Ressner currently serves on the Board of Directors of Magellan Health Services, Tekelec, Arsenal Digital Solutions (a private company) and Exide Technologies.

Terdema Ussery II, age 47, has served on the Board of Directors since December 2006. Since 1996, he has served as the Dallas Mavericks president and CEO and was a catalyst in the organization’s resurgence, including participation in the design and construction of the American Airlines Center, increased corporate sponsorship, ticket sales, television revenues and community outreach. Since 2001, he has also served as the CEO for HDNet and spearheaded the launch of the network, the nation’s first all-high-definition television network and negotiated the channel’s first content and distribution agreements. Prior to these two positions he served as president of Nike Sports Management. Prior to his post at Nike, he also served as general counsel and commissioner of the Continental Basketball Association (CBA). He is a graduate of Princeton, has a master’s degree from Harvard and a law degree from Cal-Berkeley, where he served as Executive Editor of the California Law Review.

Directors’ Recommendation:

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ressner and Ussery to the Board of Directors.

Directors Whose Terms Expire in 2008 (Class I Directors)

Butler C. Derrick, Jr., age 69, has been a Director of the Company since May 1999. Since February 2004 Mr. Derrick has been a managing partner of Nelson, Mullins, Riley and Scarborough LLP. From August 1998 to February 2004, Mr. Derrick was a Partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, Washington, D.C. From January 1995 to July 1998, Mr. Derrick was a Partner at the law firm of Williams & Jensen, Washington, D.C. Mr. Derrick served in Congress as a United States Representative from South Carolina from January 1975 to January 1995. While in Congress, Mr. Derrick held numerous posts, including Deputy Majority Whip and Vice Chairman of the House Rules Committee.

Jerry C. Jones, age 51, has served on our Board of Directors since December 2003. He serves as Acxiom Corporation’s Business Development and Legal Leader. At Acxiom, he is responsible for the Legal Team, leads the strategy and execution of mergers and alliances, and assists in other strategic initiatives. Mr. Jones came to Acxiom in March 1999 from the Rose Law Firm in Little Rock, Arkansas, where for 19 years he specialized in problem solving and business litigation. He is a 1980 graduate of the University of Arkansas School of Law and holds a bachelor’s degree in public administration from the University of Arkansas.

Michael E. McGrath, age 57, has served on the Board of Directors since February 2007. Mr. McGrath currently holds the title of president and chief executive officer at Dallas-based i2 and serves on the company’s board of directors. In 1976, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM) and served as its president and CEO until his retirement in July 2004. During the last decade, PRTM grew to be one of the larger and most successful management consulting firms in the world. Mr. McGrath is recognized as an expert in product development and product strategy. Mr. McGrath holds a bachelor’s degree in computer science and management science from Boston College and a master’s degree in business administration from Harvard Business School. He was previously a certified public accountant, but is not currently.

Directors Whose Terms Expire in 2009 (Class II Directors)

F. William Conner, age 48, has served as the Company’s President and Chief Executive Officer (CEO) since April 2001 and as Chairman of the Board from October 1998 to May 2000 and from January 2002 to the present. He has been on the board of directors since July 1997. He has been credited with leading the corporate turnaround of the Company. He has been highlighted in such publications as The Wall Street Journal, Washington Post and the Financial Times as a knowledge leader in the fight against cyber crime and identity theft. Mr. Conner has been a leader in the effort to elevate information security to a corporate governance issue and fashion a public-private partnership to protect America’s critical infrastructure. He launched and co-chaired the Business Software Alliance Information Security Governance Task Force, which released a security management framework in April 2003. He also co-chaired the National Cyber Security Partnership’s Corporate Governance Task Force, which released its information security governance framework in April 2004. He has been recognized as one of the Federal Computer Week’s Federal 100—the top executives from government, industry and academia who had the greatest impact on the government information systems community in 2003. In 2003, Mr. Conner received the Corporate CEO Award as part of the annual Tech Titans Award program.

From November 1999 to April 2001, Mr. Conner served as President, Enterprise Networks and eBusiness Solutions of Nortel Networks, a global Internet and communications company, where he led the turnaround of the Enterprise business while redefining and delivering ebusiness applications. From September 1998 to October 1999, he served as the first Chief Marketing Officer of Nortel Networks, leading the effort to reposition the company as a global leader in building the high-performance Internet and was recognized as “Marketer of the

Year” in High Tech for 2000. From 1992 to September 1998, Mr. Conner held a number of key executive leadership positions at Nortel Networks, including President of its first data business, that lead to the acquisition of Bay Networks, Executive Vice President of Nortel Networks’ Enterprise Networks Business and a variety of other key leadership positions in sales and marketing.

Mr. Conner graduated from Princeton University with a bachelor’s degree in Mechanical Engineering. He also earned a master’s degree in Business Administration from the Wharton School of the University of Pennsylvania.

Douglas Schloss, age 48, has served on the Board of Directors of the Company since July 2001. Since January 1994, he has been the President and Chief Executive Officer of Rexford Management, Inc., a firm that manages an investment partnership specializing in transaction arbitrage. He is currently the Chairman of the Board of Directors of SCO Family of Services, a New York City based social services agency which is one of the ten largest social services agencies in the United States and the largest in New York City. He is also on the Board of Directors at St. Paul’s School in Concord, New Hampshire. He has also served as Chief Executive Officer and Chairman of Marcus Schloss & Co., Inc., a registered broker-dealer and formerly a New York Stock Exchange specialist firm, since March 1993. Prior to these positions, Mr. Schloss managed the equity trading desk and arbitrage investment portfolio of Marcus Schloss & Co. He is a graduate of Princeton University with a degree in Electrical Engineering and Computer Science. He also earned a master’s degree in Business Administration from Harvard Business School.

Ray Washburne, age 46, has served on our Board of Directors since June 2006. Since 1990, he has been the Chairman and CEO of Charter Holdings. He also serves on the Board of Directors for the M Crowd Restaurant Group, a company he co-founded in 1991. In addition, he is also on the advisory board for Colonial Bank-Texas. He is a member at the Dallas Citizens Council, the Dallas Assembly, the Texas Lyceum, and the Young Presidents’ Organization. He is a graduate of Southern Methodist University and serves on the school’s 21st Century Council. He is also an adjunct professor at the University’s Cox School of Business.

For information relating to shares of Common Stock owned by each of the Directors and nominees for Directors, see “Security Ownership of Certain Beneficial Owners and Management” below.

BOARD AND COMMITTEE MEETINGS

The Board of Directors of the Company met eight times (including by teleconference) during 2006. Each of our incumbent Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during 2006, in each case, which were held during the period for which he was a Director.

The Board of Directors has four standing committees: the Compensation Committee, the Audit Committee, the Nominations and Corporate Governance Committee and the Executive Committee. The Board of Directors has determined that aside from Mr. Conner all the members of our Board of Directors are “independent” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”). Moreover, the Board of Directors has determined, upon the recommendation of the Nominations and Corporate Governance Committee, that each member of the Audit Committee of our Board of Directors is also “independent” within the meaning of the rules of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ. The Board of Directors considered the criteria listed in Appendix A to this proxy statement to assist it in making the determination of Director independence, none of which applied to any member of the Board of Directors except for Mr. Conner, who is not independent because he is President and CEO.

Each of the Company’s Compensation, Audit, and Nominations and Corporate Governance Committees is comprised solely of independent Directors. In 2004, the Board of Directors appointed Mr. Douglas Schloss as lead independent Director in order to coordinate the activities of the independent Directors and to perform certain other advisory functions.

The charters for the Company’s Compensation, Audit, and Nominations and Corporate Governance Committees, together with the Company’s Code of Business Conduct, Policy Regarding Selection of Directors and Policy Regarding Communications with the Board of Directors, are available on the investor relations section of the Company’s website at http://www.entrust.com. The Board of Directors regularly reviews corporate governance developments and modifies these policies and charters as warranted. Any modifications are reflected on the Company’s website at the address indicated above.

The Compensation Committee has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company’s executive officers and administers and grants stock options and other stock-based awards pursuant to the Company’s stock plans. The Compensation Committee held seven meetings during 2006. The current members of the Compensation Committee are Messrs. Jones (Chair) and Washburne.

The Audit Committee members are currently Messrs. Schloss (Chair), Ressner and Ussery. The Audit Committee held nine meetings during 2006. The primary functions of the Audit Committee include:

•	selecting the Company’s independent auditor;

•	reviewing the independence of the independent auditor;

•	reviewing the annual audit plan of the independent auditor, the results of the independent audit, and the report and recommendations of the independent auditor;

•	evaluating the adequacy of the Company’s internal financial and accounting processes and controls; and

•	reviewing with management and the independent auditor the annual and interim financial statements of the Company.

The Board of Directors has determined that Mr. Schloss is an “audit committee financial expert” within the meaning of the rules of the SEC.

The Nominations and Corporate Governance Committee currently consists of Messrs. Derrick (Chair) and Schloss. The Nominations and Corporate Governance Committee held three meetings during 2006. The primary duties of the Nominations and Corporate Governance Committee include:

•

making recommendations to the Board of Directors and stockholders of the Company regarding recruitment of new Directors, re-election of incumbent Directors and tenure and retirement policies for Directors;

•

studying and reviewing with management the effectiveness of the organization and conduct of business of the Board of Directors and making recommendations to the Board of Directors with respect thereto; and

•	reviewing compensation of Directors and making recommendations to the Board of Directors with respect thereto.

The Nominations and Corporate Governance Committee and the Board of Directors have adopted a Policy Regarding Selection of Directors. In identifying and recommending to the Board of Directors qualified candidates for Board of Directors membership, the Nominations and Corporate Governance Committee focuses primarily on the following criteria: judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; diversity of viewpoints, backgrounds, experiences, and other demographics; business or other relevant experience; and the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board of Directors members will build a Board of Directors that is effective and responsive to the needs of the Company. The Nominations and Corporate Governance Committee does not set specific, minimum qualifications that candidates must meet in order for the Nominations and Corporate Governance Committee to recommend them to the Board of Directors, but rather believes that each candidate should be evaluated based on his or her individual merits. The Nominations and Corporate Governance Committee gives appropriate consideration to candidates for Board of Directors membership nominated by stockholders in accordance with the Company’s by-laws, and will evaluate such candidates in the same manner as other candidates identified to the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee may use outside consultants to assist in identifying candidates.

Stockholders wishing to propose Director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company’s by-laws, including the candidate’s name, address and principal occupation. The Company’s by-laws set forth further requirements for stockholders wishing to nominate Director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the by-laws of the Company to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders’ meeting; provided that, if less than 70 days’ notice or prior disclosure of the date of the meeting is given or made, the Company must receive notice from the stockholder not later than the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

The Board of Directors has also adopted a Policy Regarding Communications with the Board of Directors. Stockholders of the Company and others who have concerns about the conduct of the Company or any of its Directors, officers or employees, including with respect to the Company’s accounting controls or auditing matters, may communicate these concerns, in a confidential or anonymous manner, to James D. Kendry, Vice President and Chief Governance Officer of the Company. Mr. Kendry will communicate concerns regarding accounting, internal controls and other auditing issues to the Chairperson of the Audit Committee. Mr. Kendry will communicate other concerns, depending on the nature of the matter, to the Chairperson of the Nominations and Corporate Governance Committee. If it is unclear whether a communication involves accounting, internal accounting control or other auditing issues or if it involves accounting, internal accounting controls or other auditing issues and other matters, Mr. Kendry will direct such communication to the Chairperson of the Audit Committee, with a note to that effect. Mr. Kendry may be contacted at Entrust, Inc., 16633 Dallas Parkway, Suite 800, Addison, TX 75001 or via email at jay.kendry@entrust.com.

The Company has policies and procedures for the review, approval or ratification of related-party transactions. Under the Company’s Code of Business Conduct, potential related-party transactions are to be identified by employees, management and/or Directors and referred to the Chief Governance Officer. This would include transactions where the employee, Director or executive officer or his/her relative owns more than: (i) one percent of any class of outstanding securities of a publicly traded company; or (ii) five percent interest in any business entity that is not publicly traded. A significant financial interest is also deemed to exist if the individual’s income from the business entity constitutes more than five percent of the person’s total income in any given year. If a significant financial interest is determined to exist, the Company will determine whether the transaction is solely in the best interests of the Company and based on sound business judgment; provided, however if the transaction involves an executive officer, Director or one of their family members such matter will be approved of by the Directors on the Board of Directors or the Audit Committee. Also, if the transaction involves an independent Director, the Board of Directors will consider whether there is any potential impact of the transaction to such Director’s independence. These procedures were followed by the Company in 2006.

The Executive Committee currently consists of Messrs. Conner (Chair), Derrick, Jones and Schloss. The Executive Committee held no meetings during 2006. The Executive Committee comprises the Chairman of the Board of Directors and the Chairs of the other committees of the Board of Directors and provides assistance to the Board of Directors in fulfilling its responsibility to the Company and its stockholders, particularly with respect to matters requiring immediate attention. The Executive Committee has the authority to exercise all the powers of the Board of Directors, except as prohibited by law or the Company’s charter or by-laws and except for the power to fill vacancies on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation Committee are Messrs. Jones (Chair) and Washburne. During 2006, no executive officer of the Company served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a Director or member of the Compensation Committee of the Company. Prior to becoming an executive officer of the Company, Mr. Pinder resigned from the Board Of Directors including the Compensation Committee on October 29, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing and implementing the Company’s compensation philosophy and implementing the framework and policies that give it effect. Generally, the types of compensation and benefits provided to named executive officers are similar to those provided to other officers. For the purposes of this disclosure, the named executive officers (or “NEOs”) consist of:

(i)	the individual who served as the Company’s Chief Executive Officer during 2006 (the “CEO”);

(ii)	the individual who served as the Company’s Chief Financial Officer during 2006 (the “CFO”); and

(ii)	the four most highly compensated individuals (other than the CEO) who were serving as executive officers on December 31, 2006.

Compensation Philosophy and Goals

The Company’s guiding compensation philosophy is to provide employees with a total compensation package, comprised of both salary and benefits that recognizes and rewards performance and productivity while maintaining a competitive market position and internal equity.

The Compensation Committee’s goals with respect to executive compensation are:

•	to enable the Company to attract, retain and reward talented and productive employees, including NEOs, who contribute to the long-term success of the Company,

•	to reward employees for positive performance and align compensation with the Company’s business and performance objectives, and

•	to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value.

To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of base pay, variable pay, equity incentives and benefits.

Role of Executive Officers in Compensation Decisions

The Compensation Committee, after consultation with the Board of Directors, makes all material compensation decisions for the NEOs, including the setting of compensation levels and equity awards to all officers of the Company. The CEO makes decisions regarding the non-equity compensation of other officers in consultation with the Compensation Committee.

The Board of Directors, with the Chief Executive Officer, reviews annually the performance of each officer, including the NEOs (other than the Chief Executive Officer, whose performance is reviewed by the independent Directors). The performance ratings that result from these reviews are provided to the Compensation Committee. The Compensation Committee uses the results of these performance reviews in conjunction with other data as the basis for periodic adjustments to executive compensation levels or awards of cash bonuses or equity.

Setting Executive Compensation

The Compensation Committee has structured the Company’s compensation to align with the above mentioned goals. Base pay and benefits are set primarily to enable the Company to attract and retain productive employees, including NEOs. Variable pay is used primarily to align NEO compensation with the Company’s short term business and performance objectives, which may be expressed in terms of revenue targets, earning targets, strategic initiatives and overall financial performance. Equity incentive awards are used primarily to achieve retention of key employees and to a motivate executives, including NEOs, to create long term shareholder value. In addition, beginning in 2006, the Company has issued equity incentive awards to the CEO and one executive officer (Andrew Pinder) in the form of stock options and stock units which vest based on meeting performance objectives such as revenue targets or increases to the fair market value of the Company’s Common Stock price within periods ranging from six month to two years from the date of the grant. In 2007 the Company extended its issuance of performance stock units to all executive officers including the NEOs.

The Compensation Committee reviews information from a number of sources to determine the appropriate level and mix of executive compensation including:

•	Performance reviews as described above

•	Compensation surveys

•	Reports and advice of our expert executive compensation consultant firm

•	Articles from newspapers and periodicals,

•	Compensation data summaries for each NEO prepared by the Company.

The Company subscribes to a number of compensation surveys. The primary one that the Compensation Committee uses for setting the compensation for US-based NEOs is the Radford Executive survey which surveys over 700 companies in the technology and life sciences industries. The Compensation Committee reviews a subset of the survey data with a focus on similarly situated companies of comparable revenue. For NEOs located outside the USA, the primary survey used by Compensation Committee is the Radford International survey.

The Compensation Committee has retained an expert executive compensation consultant firm called Compensia (“Compensation Consultant”) to:

•	provide additional competitive data on NEO compensation practices, and to provide input on strategy for using equity and other compensation vehicles for officers and employees; and

•	conduct an annual review of its total compensation program for the Chief Executive Officer.

The Compensation Consultant provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions pertaining to the Chief Executive Officer and on the recommendations being made by the Company’s management for NEOs other than the CEO. The Compensation Consultant compares each element of total CEO compensation against a peer group of publicly-traded software companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes the Company competes for talent and for investors. The companies that comprised the Compensation Peer Group for 2006 were:

ActiveIdentity	Macrovision	Tumbleweed Communications
Blue Coat Systems	Network Engines	Vasco Data Security International
Cogent	Safenet	Websense
Digimarc	Secure Computing	SonicWall
Double-take Software

For comparison purposes, the Company’s annual revenues have historically been slightly below the median annual revenues of the Compensation Peer Group.

In general, the Company targets its allocation between cash and non-cash and short-term and long-term incentive compensation with a view to the allocation by similarly situated companies with revenue comparable to those of the Company. Actual cash and equity incentive awards are set as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for NEOs were:

•	base pay, paid in cash;

•	variable pay, paid in cash;

•	equity incentives; and

•	benefits

Base Pay

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Generally, when establishing the base pay level for an NEO, other than the CEO, the Compensation Committee considers the base pay of executive officers in similar positions of companies of comparable revenue and capitalization within the software industry and adjusts for: (a) the scope of the NEOs responsibilities compared to the scope of those of executive officers in similar positions of companies of comparable size and capitalization, (b) the competitive demand for the NEO by other companies, (c) length of time in the role, and (d) an individual’s longer term performance at the Company. The Compensation Committee generally sets base pay for NEOs other than the CEO in the range of the 40th percentile to the 75th percentile of base paid to similarly situated executives of the companies in the relevant comparison group, with the majority of NEOs in the 50th to 75th percentile range.

When establishing the base pay level for an NEO, the Compensation Committee believes that the Company competes with many larger companies for CEO-level talent. Accordingly, as a result, the Compensation Committee generally sets compensation for the CEO, including base pay, at the 75th to 90th percentile paid to similarly situated CEOs of companies of comparable revenue and capitalization within the software industry. The Compensation Committee also takes into consideration the provisions of existing employment agreements with the CEO, which, for example, set the CEO’s base pay at $500,000.

Base pay is reviewed periodically after the Company’s performance review process and when new market data becomes available as well as upon a promotion or other change in job responsibility.

Variable Pay

The Company uses variable pay primarily to reward NEOs for achieving their compensation with the Company’s short term business objectives and performance. The Company has two forms of variable pay for its NEOs. One form is for our sales executives who receive a non-equity incentive plan referred to below as the Company’s “2006 Sales Compensation Plan”. The other form is our annual bonus plans for our non-sales NEOs and provides for awards for meeting specified Company wide objectives, in an amount that is discretionary to the Company.

Generally, when establishing the potential variable pay available to NEOs, the Compensation Committee considers the variable pay potential of executive officers in similar positions of companies of comparable revenue and capitalization within the software industry and the recommendations of Compensia. Actual variable pay awards are set based on Company performance against short term objectives and an individual’s performance. These variable pay potentials range from 45% to 50% of base salary for non-sales NEOs other than the CEO and up to approximately 100% of base pay salary for the Chief Executive Officer. For sales NEOs these variable pay potentials range from approximately 70% to 85% of base salary.

For sales NEOs, the payment of variable pay is dependent upon a number of factors including:

•

whether certain thresholds for the global and regional recognized revenue of the Company exceeds certain thresholds set by the Compensation Committee at levels such that they would be met except in unusually adverse situations (if such thresholds are not met there would be no commissions).

•	Whether commissionable product revenue and support bookings exceed certain sales objectives for each individual that were established based on:

•	the number of sales personnel assigned to a specific territory for which the sales NEO were responsible in 2006, and

•	each such sales person’s respective territorial quotas (which in turn are based upon the expected revenue levels that are achievable in the territory assigned to such sales person).

There is no upper limit on the commissions that could be payable to the sales NEO since these depend on sales for commissionable product revenue and support bookings, which at the time the plan was entered into were unknown. However, the Company generally expects actual commissions paid to pursuant these non-equity incentive plans to be within 80% to 110% of the target for each sales NEO.

Actual variable pay for a non-sales NEO is determined by taking his or her target variable pay and adjusting for Company performance and individual performance. Company performance is judged by the criteria set forth in the relevant annual plan. For example, in 2006 Company performance was judged against growth in software license revenue. Individual performance is judged for NOEs other than CEO by the Compensation Committee based on recommendation from the Chief Executive Officer. When considering performance of an individual NEO, the CEO looks to the performance of the functions reporting to the NEO and the NEOs effectiveness in enabling the Company to achieve its goals. Individual performance of the Chief Executive Officer is judged by the independent directors. The Board of Directors looks at the Company performance including revenue growth, earnings growth, the achievement of strategic initiatives and overall financial management when assessing the individual performance of the CEO.

In 2005, the Compensation Committee adopted the 2005 Entrust Deferred Incentive and Retention Bonus Plan (the “2005 Bonus Plan”). The 2005 Bonus Plan gave the Compensation Committee a pool from which to award cash compensation to the non-sales NEOs upon the Company meeting certain license revenue growth targets during the 2005 calendar year. The Compensation Committee made awards under the 2005 Bonus Plan with vesting and payment deferred to eight equal amounts payable after the end of eight consecutive quarters with limited exceptions, in order for a payment under the 2005 Bonus Plan to vest, the NEO must be employed by the Company on the date that the portion of the award is payable. If, at any time prior to a date on which any portion of the NEO’s award remains unpaid, the (i) NEO’s employment is terminated by the Company for cause; or (ii) the NEO terminates his or her employment without good reason, then the NEO will forfeit the entire remaining portion of the award. The 2005 Bonus Plan governs all cash incentive awards to non-sales NEOs for performance during the 2005 calendar year, even if not paid until 2008, including the additional discretionary lump-sum bonus paid in January 2006 to the CEO for meeting quarterly revenue targets despite the departure of the Company’s Senior Vice President, Global Sales midway through 2005.

Also in 2005, the Company adopted the Entrust Non-Deferred Performance Bonus Plan (“2006 Bonus Plan”). The 2006 Bonus Plan gave the Compensation Committee a pool from which to award cash compensation to the non-sales NEOs upon the Company meeting certain license revenue growth targets during the 2006 calendar year. Upon completion of 2006, the Compensation Committee assessed the performance of the Company as attained in the 2006 Bonus Plan by comparing the actual licensed revenue growth for the first and second halves of 2006 as well as the full year of 2006 to the pre-determined minimum and target levels. Payment of awards under the 2006 Bonus Plan were made to NEOs in the first quarter of 2007.

The Company is currently preparing a discretionary bonus plan for 2007 (the “2007 Bonus Plan”). The 2007 Bonus Plan will be similar in design to the 2006 Bonus Plan, except that the bonus pool available determined by licensed revenue growth will vary with earnings. If earnings are lower than planned, the bonus pool available for awards will be reduced. If earnings are higher than planned, the bonus pool available for awards will be increased. Also there will be an earnings threshold, which if not met, will result in no bonus pool being available under the 2007 Bonus Plan. In addition, the bonus pool under the 2007 Bonus Plan may consist of cash and restricted stock units.

Equity Incentives

Equity incentive awards are used primarily to achieve retention of key employees and to a motivate executives to create long term shareholder value.

The Company’s practices regarding equity incentives are in transition. Historically, the Company’s equity awards to NEOs were in the form of stock options and the Company established the level of award for an NEO with retention as the primary goal and based the award level on those of executive officers in similar positions of companies of comparable revenue and capitalization within the software industry. Recently, the Company has focused not only on its need to retain and motivate key employees, but also on its desire to reduce the overhang of stock options issued in previous years, which could be dilutive to existing shareholders, and the need to control the expense of its stock incentive plans. Accordingly from 2003 to 2005 the Company reduced its gross stock option grant rate, which has contributed to a low net grant rate under the Company’s stock-based incentive plans for the period of time comprising calendar years 2003 through 2005. As a result, annual stock option grants to NEOs by the Compensation Committee were significantly reduced. In addition, in 2005 the Company increased its focus on the reduction of the expense of its equity award programs. Accordingly, the Company made use of restricted stock unit grants and capped stock appreciation right (“SAR”) grants to NEOs in 2006 which are less expensive to the Company. These instruments are also less dilutive than traditional stock options. The Company’s SAR grants limit the maximum appreciation for each SAR at four times its exercise price. The Company took additional steps to reduce the expense of its employee equity-based incentive program including issuing equity grants with a seven year term instead of the prior 10 year term.

In 2006, the Company’s equity incentive awards were used primarily to achieve retention of key employees and to a motivate executives to create long term shareholder value important limiting factors in setting the level of the equity incentive element of compensation were the Company’s existing stock option overhang and the Company’s goal of containing the expense of stock option plans. The Compensation Committee made equity grants to the NEOs in the beginning of the year. Midyear the Company reviewed the retentive value of its programs and benefits including its equity grants, severance and change in control agreements. The Company concluded that the retentive value of the unvested equity granted to NEOs other than the CEO was low, but the change in control arrangement provided to some executives were above market. The Compensation Committee agreed to better align compensation between motivating NEOs to transform the Company into the identity management space and motivating NEOs to assist in any change of control. Accordingly, the Compensation Committee awarded additional equity awards to certain NEOs in return, in part, for NEOs agreeing to reduced change of control entitlements. The CEO was awarded additional equity with no change to his change of control entitlement. In making the transition to equity grants from change in control cash payments the Compensation Committee considered the taxation of change in control benefits under Internal Revenue Code Section 280G and decided to remove 280G tax goss-up protection for NEO’s other than the CEO for future compensation awards to those NEOs.

The Compensation Committee awarded the 2007 annual equity grants to NEOs on February 9, 2007. The level of grants for the NEOs other than the CEO was set at the low end of range proposed by the Compensation Consultant in light of the substantial grant made in 2006. Moreover, the Compensation Committee decided to split the equity grant for the NEOs, other than CEO, between stock options and restricted stock units (which we refer to as performance stock units) which vest on specified increases in the share price of the Company’s

Common stock within one and two year periods. Mr. Morcos received an equity grant bigger than that of other non-CEO NEOs in recognition of his strong sales performance in 2006. Mr. Simzer received a larger performance stock unit grant than other non-CEO NEOs to reward him, in part, for moving from Ottawa to work in the Company’s Addison, Texas office. With respect to the CEO, the Committee determined that the CEO had earned an additional equity grant for his performance in 2006 and provided him a grant consisting wholly of performance stock units. All such performance stock units granted to the NEOs on February 9, 2007 vest as to 50% of the first day on which the closing price of the Company’s Common Stock is at least $4.90 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by February 9, 2008. If such milestone is not met, such portion of such award will be forfeited. The remaining 50% will vest the first day of which the closing price of the Company’s Common Stock is at least $5.75 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by February 9, 2009. If such milestone is not met, such portion of such award will be forfeited.

An initial equity grant is provided to an NEO upon hire based on market data provided to the Company relating to initial grants to individuals occupying similar positions at comparably situated companies, and the negotiated requirements of the NEO. Newly hired or promoted executives, other than executive officers, receive their award of stock options on the day of their hire or promotion or they day their initial grant is approved by the Compensation Committee, whichever is later. In October 2006, upon Mr. Pinders’s hire as Senior Vice President, EMEA & Global Government Sales Strategy, the Committee awarded Mr. Pinder options to purchase 300,000 shares of the Company’s Common Stock. In addition, Mr, Pinder was awarded options to purchase another 300,000 shares of the Company’s Common Stock with vesting based on meeting certain revenue targets for global government sales in 2007 and 2008 (which we sometimes refer to as performance stock options). As Mr. Pinder was prior to his employment a director of the Company and his employment contract was concluded after the end of the third quarter but before quarterly results had been publicly report, the strike price for Mr. Pinder’s equity awards was set two days after public disclosure of the third quarter results which was after his initial employment date.

Annual equity award levels are determined based on market data and vary among participants based on their positions within the Company. Generally, when establishing long term incentive awards for executive officers, the Compensation Committee considers the awards to executive officers in similar positions of software companies of comparable size and the recommendations of the Compensation Consultant. Annual option grants to all executives, including the CEO, are generally exercisable as to one-fourth of the underlying shares on the first anniversary of the grant date, and as to one-thirty-sixth of the remaining underlying shares on the monthly anniversary of the date of grant for the subsequent 36 months. Restricted shares are generally exercisable as to one-fourth of the underlying shares on the first anniversary of the grant date, and one-fourth the following three anniversaries of the grant date.

Options are awarded at the Nasdaq’s closing price of the Company’s Common Stock on the date of the grant with two exceptions: (1) when the date of the award is during the Company’s blackout period commencing on the fifteenth day of the last month of each fiscal quarter until the beginning of the third business day after the public release of earnings for such quarter (“Blackout Period”), in which case the grant date will be the last trading day in the Blackout Period; and (2) when the date of award is on a day that the Nasdaq is closed, in which case the grant date will remain unchanged but the price will be the closing price on the date that the Nasdaq was last open. The Compensation Committee has not granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date, with two exceptions: (i) options awarded to Mr. Pinder in October 2007 during the Blackout Period were granted on the last trading day of the Blackout Period; and (ii) options awarded to Mr. McGrath on a date in February 2007 when the Nasdaq was closed were granted on such holiday but at the closing price on the date that the Nasdaq was last open. Prior to the exercise of an option or SAR, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

We do not allow NEOs to hedge the economic risk of ownership of the Company shares.

Benefits

The Company provides NEOs with benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

The key benefits available to NEOS at the Company comprise:

•	tax qualified savings plans (such as a 401(k) plan in the United States and an RRSP Plan in Canada)

•	employee benefits including health, dental and disability insurance

•	severance agreements, and

•	change in control agreements.

All employees in the United States are eligible to participate in the Entrust 401(k) retirement saving plan (“Savings Plan”). The Savings Plan is a tax-qualified retirement savings plan pursuant to which all U.S. based associates, including the NEOs, are able to contribute the lesser of up to 25% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. The Company will match 75% of the first 6% of pay that is contributed to the Savings Plan. All contributions to the Savings Plan as well as any matching contributions are fully-vested upon contribution. The Company participates in tax-qualified savings plans in Canada, the United Kingdom and Germany where other NEOs or former NEOs reside.

The Company has entered into severance agreements with certain key employees, including all NEOs. These agreements are designed:

•	to promote stability and continuity of senior management

•	to promote internal equity among NEOs in different jurisdictions, and

•	to reduce the potential of contentious negotiations in the event of an involuntary departure of a NEO.

The terms of each severance agreement, other than the change of control provisions, reflect the severance practices in the jurisdiction where the NEO resides at the time the agreement was negotiated for the NEO.

In 2003 the Compensation Committee structured a change in control program with multiple goals:

•

To retain the CEO despite his initial option grant being substantially under water. At that time, the CEO had requested that his initial option grant be repriced because the Company had been transformed and was on the path to profitability, yet the market price for the Company’s Common Stock was substantially less than the strike price of his initial option grant. The Compensation Committee decided not to reprice the option grant or to convert the option grant into a restricted stock grant, but to give the Chief Executive Officer the opportunity to grow the Company Common Stock price to the point where his initial stock option grant would be valuable. The Compensation Committee decided that he would be given a change in control payment to compensate him if the Company was acquired before he could achieve that growth.

•	To reward key officers including the CEO and some NEOs that had been long-term employees for their part in the positive transformation of the Company since 2001.

•

To encourage the CEO and some of the NEOs that would typically be materially involved in an acquisition of the Company to complete a merger advantageous to the shareholders despite the likelihood that their employment would be terminated after the completion of such a merger.

The Compensation Committee used the services of outside counsel and expert executive compensation consultants to prepare severance and change in control agreements for the Chief Executive Officer and selected NEOs. The Compensation Committee requested that change in control payments contemplated in the agreements be above average but within reasonable limits because of the multiple goals for the agreements. The CEO’s change in control agreement was unique because of the additional retention goal. The change in control for the CFO included enhanced severance on change of control that was not included in the agreement for the Chief Marketing Officer because it was believed that the Chief Marketing Officer would have substantial severance benefit by operation of Canadian common law.

Recent Fiscal Year Compensation

Mr. Conner became the Company’s President and Chief Executive Officer in April 2001 with an annualized base salary of $500,000 which was established in his employment agreement entered into at that time. Pursuant to that agreement, Mr. Conner is eligible for an annual performance bonus in the target amount of 100% of base salary at the end of each calendar year in which he remains employed. He is entitled to four weeks of paid vacation per calendar year. Mr. Conner is entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company. Subject to the entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Conner”, Mr. Conner’s employment is terminable at will.

Mr. Wagner became the Company’s Senior Vice President and CFO in April 2003. Mr. Wagner’s annual bonus potential is up to 50% of base salary at 100% achievement of individual management objectives and Company revenue targets, subject to review by the Compensation Committee of the Board of Directors. His annual bonus potential is not a target. The quantum of award is entirely at the discretion of the company until the time of award. In addition, Mr. Wagner is entitled to four weeks of paid vacation per calendar year. Mr. Wagner is entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company. Subject to the severance entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Wagner”, Mr. Wagner’s employment is terminable at will.

Mr. Simzer became Senior Vice President of Marketing in August 2003. In 2006, Mr. Simzer’s employment was transferred directly to the Company from Entrust Limited, the Company’s wholly owned Canadian subsidiary, in connection with Mr. Simzer’s relocation to the United States from Canada. His annual bonus potential is up to 50% of base salary at 100% achievement of individual management objectives and Company revenue targets, subject to review by the Compensation Committee of the Board of Directors. This annual bonus potential is not a target. The quantum of award is entirely at the discretion of the Company until the time of award. In addition, Mr. Simzer is entitled to four weeks of paid vacation per calendar year. Mr. Simzer is entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company. Subject to the severance entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Simzer”, Mr. Simzer’s employment is terminable at will.

Mr. Bello became Vice President of US Federal Sales in August 2, 2004 and became an executive officer in February 2006. Mr. Bellow has an annual bonus potential of 45% of his base salary at 100% achievement of individual management objectives and revenue targets, subject to review by the Compensation Committee of the Board of Directors of the Company. His annual bonus potential is up to 45% of base salary at 100% achievement of individual management objectives and Company revenue targets, subject to review by the Compensation Committee of the Board of Directors. This annual bonus potential is not a target. The quantum of award is entirely at the discretion of the company until the time of award. In addition, Mr. Bello is entitled to four weeks of paid vacation per calendar year. Mr. Bello is entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company. Subject to the severance entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Bello”, Mr. Bello’s employment is terminable at will.

Entrust Limited entered into an employment agreement with Mr. Morcos in May 2005, who on that day was appointed as Senior Vice President, Sales of the Company. Mr. Morcos’ annual base salary as set out in his employment agreement is $250,000 CDN. He is also eligible for annual sales incentive payments of $180,000 CDN at 100% achievement of objectives and revenue targets that are annually set by the Company’s Compensation Committee. In addition, Mr. Morcos is entitled to four weeks of paid vacation per calendar year. Mr. Morcos is entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company. Subject to the severance entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Morcos”, Mr. Morcos’s employment is terminable at the discretion of the Company.

Mr. Ydema was appointed as Senior Vice President, Sales for Europe, Middle East and Asia (“EMEA”) pursuant to an executive agreement with Mr. Ydema dated October 2005. Mr. Ydema resigned his position on March 1, 2007. Mr. Ydema’s annual base salary was €175,000, and he was eligible for an annual sales incentive payments of €150,000 at 100% achievement of objectives and revenue targets that are annually set by the Company’s Compensation Committee. In addition, Mr. Ydema was entitled to six weeks of paid vacation per calendar year. Subject to the notice entitlements described in the Section below entitled “Potential Payments on Termination or Change in Control—Mr. Ydema”, Mr. Ydema’s position was terminable at the discretion of the Company.

The following two tables below summarize the total compensation paid to or earned by each of the NEOs for the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Compensation ($) (g)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)		Total ($) (j)
F. William Conner	2006	500,000		300,000	(3)	228,911	713,003	—	—	19,858	(4)	1,761,772
President and Chief Executive Officer

David Wagner	2006	255,000		85,000	(5)	18,249	130,692	—	—	7,288	(6)	496,229
Senior Vice President and Chief Financial Officer

Peter Bello (7)	2006	250,000		47,250	(8)	14,714	73,228	—	—	46,211	(9)	431,403
Senior Vice President, and General Manager, U.S. Federal Government

Sam Morcos (10)	2006	220,441		—		17,874	152,526	144,164	—	9,829	(11)	544,834
Senior Vice President Sales

Kevin Simzer (12)	2006	240,354	(13)	86,021	(14)	22,061	150,589	—	—	15,234	(15)	514,259
Senior Vice President and Chief Marketing Officer

Hans Ydema (16)	2006	220,625		—		14,162	103,972	184,000	—	33,328	(17)	556,088
Senior Vice President, EMEA Sales

(1)	The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) Stock Based Payment and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of the fair value of these amounts for fiscal years ended December 31, 2004, 2005, and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2007. Assumption used in the calculation of these amounts for awards granted in 2003 and 2002 are included in the heading ‘Stock-Based Compensation’ in the footnote 2 ‘Significant Accounting Policies’ of the Company’s audited financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.
(2)	The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) Stock Based Payment and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of the fair value of these amounts for fiscal years ended December 31, 2004, 2005, and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2007. Assumption used in the calculation of these amounts for awards granted in 2003 and 2002 are included in the heading ‘Stock-Based Compensation’ in the footnote 2 ‘Significant Accounting Policies’ of the Company’s audited financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.
(3)	Comprised of $300,000 awarded under the 2006 Bonus Plan in February 2007 and payable in the first calendar quarter of 2007. This data excludes an additional bonus of $100,000 awarded under such plan and paid in January 2006 for meeting quarterly revenue targets despite the departure of the Company’s Senior Vice President, Global Sales, midway through 2005. This data also excludes a bonus of $500,000 awarded under the 2005 Bonus Plan in February 2006 but paid over eight calendar quarters commencing in the second quarter of 2006, on account of Company performance and Mr. Conner’s performance during 2005 (such payments are conditional upon Mr. Conner not voluntarily resigning for reasons other than for a good reason).
(4)	Comprised of payments by the Company to Mr. Conner’s 401(k) plan during 2006, payments by the Company in respect of premiums for Mr. Conner’s term life and disability insurance, and (iii) payments by the Company with respect to Mr. Conner’s W2/W3 tax preparation.
(5)	Comprised of $85,000 awarded under the 2006 Bonus Plan in February 2007 and payable in the first calendar quarter of 2007. This data excludes a bonus of $100,000 awarded under the 2005 Bonus Plan in February 2006 but paid over eight calendar quarters commencing in the second quarter of 2006, on account of Company performance and Mr. Wagners’s performance during 2005 (such payments are conditional upon Mr. Wagner not voluntarily resigning for reasons other than for a good reason).
(6)	Comprised of payment by the Company to Mr. Wagner’s 401(k) plan during 2006, payments in respect of premiums for Mr. Wagner’s term life and disability insurance, and payments on account of Mr. Wagner’s fitness membership.
(7)	On February 20, 2006 Mr. Bello was appointed as Senior Vice President, General Manager U.S. Federal Government.
(8)	Comprised of $47,250 awarded under the 2006 Bonus Plan in February 2007 and payable in the first calendar quarter of 2007. This data excludes a bonus of $120,000 awarded under the 2005 Bonus Plan in February 2006 but paid over eight calendar quarters commencing in the second quarter of 2006, on account of Company performance and Mr. Bello’s performance during 2005 (such payments are conditional upon Mr. Bello not voluntarily resigning for reasons other than for a good reason).

(9)	Comprised of contributions by the Company to Mr. Bello’s 401(k) plan during 2006, payment in respect of premiums for Mr. Bello’s term life and disability insurance, $30,338 paid by the Company on account of Mr. Bello’s rent of an apartment supplied by the Company together with utilities and an amount paid by the Company as a car allowance.
(10)	Mr. Morcos is paid in Canadian currency and the data shown in this table are based on an exchange rate of $0.881764 USD = 1 $CDN.
(11)	Comprised of contributions by the Company to Mr. Morco’s Canada Pension Plan, contributions by the Company to Mr. Morcos’s Canadian Registered Retirement Savings Plan (RRSP), and contributions by the Company in respect of premiums for Mr. Morco’s term life and disability insurance.
(12)	Mr. Simzer relocated to the United States on November 9, 2006. Until such time, he was paid in Canadian currency and the data shown in this table are based on an exchange rate of $0.881764 USD = 1 $CDN.
(13)	Mr. Simzer’s salary through to November 9, 2006 was $270,000 Canadian dollars. It was then changed to $255,000 United States dollars as a result of his relocation.
(14)	Comprised of $85,000 awarded under the 2006 Bonus Plan in February 2007 and payable in the first calendar quarter of 2007 and an additional bonus in the amount of $1,020.56 that was paid to Mr. Simzer in 2006. This data excludes a bonus of $102,411.60 awarded under the 2005 Bonus Plan in February 2006 but paid over eight calendar quarters commencing in the second quarter of 2006, on account of Company performance and Mr. Siumzer’s performance during 2005 (such payments are conditional upon Mr. Simzer not voluntarily resigning for reasons other than for a good reason).
(15)	Comprised of a contribution by the Company to Mr. Simzer’s Canada Pension Plan, payment to Mr. Simzer’s Canadian Registered Retirement Savings Plan (RRSP), (iii) payments of premiums for Mr. Simzer’s term life and disability insurance, and payments for a relocation allowance.
(16)	Mr. Ydema resigned his position with the Company on March 1, 2007. He was compensated and paid in Euros. The data shown in this table are based on an exchange rate of $1.260716 USD = 1 €.
(17)	Comprised of payment to Mr. Ydema’s German defined contribution retirement plan, payment of a car allowance payment to Mr. Ydema, and payment of automotive fuel charges. The amount attributable to each such perquisite or benefit for Mr. Ydema does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Ydema.

Grants of Plan Based Awards

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (d)		Estimated Future Payouts Under Equity Incentive Plan Awards (#) (g)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($.sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
F. William Conner	2/16/2006	—		—	—		262,500	(1)	3.83	346,500	(2)
	8/31/2006	—		—	—		400,000	(3)	3.54	744,000	(4)
	8/31/2006	—		—	50,000	(5)	—		—	0	(6)
	8/31/2006	—		—	50,000	(7)	—		—	177,000	(6)
David Wagner	2/16/2006	—		—	—		41,250	(1)	3.83	54,450	(2)
	8/17/2006	—		—	17,500	(7)	—		—	55,825	(8)
	8/17/2006	—		—	—		142,500	(9)	3.19	239,400	(10)
Peter Bello	2/16/2006	—		—	—		41,250	(1)	3.83	54,450	(2)
	8/17/2006	—		—	15,000	(7)	—		—	47,850	(8)
	8/17/2006	—		—	—		18,750	(9)	3.19	31,500	(10)
Sam Morcos	2/16/2006	—		—	—		37,500	(1)	3.83	49,500	(2)
	8/31/2006	—		—	5,000	(7)	—		—	17,700	(6)
	1/1/2006	144,164	(11)	—	—		—		—	—
Kevin Simzer	2/16/2006	—		—	—		41,250	(1)	3.83	54,450	(2)
	8/17/2006	—		—	17,500	(7)	—		—	55,825	(8)
	8/17/2006	—		—	—		142,500	(9)	3.19	239,400	(10)
Hans Ydema	2/16/2006	—		—	—		37,500	(1)	3.83	49,500	(2)
	8/31/2006	—		—	5,000	(7)	—		—	17,700	(6)
	1/1/2006	184,000	(12)	—	—		—		—	—

(1)	Represents a Stock Appreciation Right (SAR) that will become exercisable as to 25% of the original number of shares common stock on the first anniversary of the grant date and thereafter as to an additional 1/36th of the remaining number of shares of common stock on the day of the month of the grant date for each of the next 36 months.
(2)	Represents the grant date fair value of $1.32 per stock option award estimated using the Black-Scholes option valuation model. This valuation is in accordance with the accounting valuation recognized under FASB Statement No. 123 (revised) ‘Share-Based Payment’.

(3)	Represents a stock option that will become exercisable as to 25% of the original number of shares of common stock on the first anniversary of the grant date and thereafter as to an additional 1/36th of the remaining number of shares on the day of the month of the grant date for each of the next 36 months.
(4)	Represents the grant date fair value of $1.86 per stock option award estimated using the Black-Scholes option valuation model. This valuation is in accordance with the accounting valuation recognized under FASB Statement No. 123 (revised) ‘Share-Based Payment’.
(5)	Represent Restricted Stock Unites (RSUs) at will vest as to 50% of the first day on which the closing price of the Company’s common stock is at least $4.15 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by August 31, 2007. If such milestone was not met, such portion of such award would have been forfeited; however, the milestone was met on February 7, 2007. The remaining 25,000 RSUs will vest the first day on which the closing price of the Company’s common stock is at least $4.90 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by February 29, 2008. If such milestone is not met, such portion of such award will be forfeited. The maximum and minimum thresholds are not applicable to this plan.
(6)	Represents the grant date fair value of $3.54 per share based on the market closing price on date of grant.
(7)	Award of RSUs which vest as to 25% of the shares of common stock, without further consideration, on the first, second, third and fourth anniversaries of the grant date.
(8)	Represents the grant date fair value of $3.19 per share based on the market closing price on date of grant.
(9)	Represents a stock option that will become exercisable as to 25% of the original number of shares on the grant date, and as to an additional 1/36th of the remaining number of shares on the same day of the month for each of the next 36 months thereafter beginning on the first anniversary of the grant date. Of these, 120,000 of such stock options were awarded for partial exchange of the change in control bonus plan.
(10)	Represents the grant date fair value of $1.68 per stock option award estimated using the Black-Scholes option valuation model. This valuation is in accordance with the accounting valuation recognized under FASB Statement No. 123 (revised) ‘Share-Based Payment’.
(11)	Awarded under the 2006 Sales Compensation Plan for Mr. Morcos. The maximum and minimum thresholds are not applicable to this plan. See discussion below.
(12)	Awarded under the 2006 Sales Compensation Plan for Mr. Ydema. The maximum and minimum thresholds are not applicable to this plan. See discussion below.

In each of Mr. Morcos’s and Mr. Ydema’s 2006 Sales Compensation Plan, the payment of sales commissions are dependent upon whether certain thresholds for the global and regional recognized revenue of the Company is less than certain thresholds. If these thresholds were not met, then the officer would not be entitled to any commissions on account of commissionable product revenue and support bookings in the applicable period. However, these thresholds were set by the Compensation Committee at levels such that they would be met except in unusually adverse situations. If these thresholds were met, the commissions in respect of sales for commissionable product revenue and support bookings would be payable. The thresholds have been met for each period that the sales compensation plans have been in place. Accelerators would also be applied once the commissionable product revenue and support bookings exceed certain sales objectives for each individual that were established based on the number of sales personnel assigned to a specific territory for which Mr. Morcos or Mr. Ydema were responsible in 2006, and each such sales person’s respective territorial quotas (which in turn are based upon the expected revenue levels that are achievable in the territory assigned to such sales person). There was no upper limit on the commissions that could be payable to Mr. Morcos or Mr. Ydema since these depend on sales for commissionable product revenue and support bookings, which at the time the plan was entered into were unknown. However, the Company generally expects actual commissions paid to pursuant to these non-equity incentive plans to be within 80% to 110% of each person’s target commission rate, which for Mr. Morcos was $180,000 CDN at 100% achievement and for Mr. Ydema was €150,000 at 100% achievement.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards						Stock Awards
Name (a)	Plan	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Unit of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
F. William Conner	1996	37,000	—		—	16.63	11/5/2008	—		—	—	—
	Special	2,000,000	—		—	6.87	4/22/2011	—		—	—	—
	1996	2,000,000	—		—	6.87	4/22/2011	—		—	—	—
	1996	250,000	—		—	4.00	8/27/2012	—		—	—	—
	1996	416,667	83,333	(1)	—	3.20	8/1/2013	—		—	—	—
	1996	300,000	—		—	4.97	1/30/2014	—		—	—	—
	1996	—	—		—	—		52,500	(2)	224,175	—	—
	1996	150,000	75,000	(3)	—	3.78	4/29/2012	—		—	—	—
	1996	13,194	11,806	(4)	—	4.62	11/7/2012	—		—	—	—
	1996	—	—		—	—		37,500	(5)	160,125	—	—
	1996	—	262,500	(6)	—	3.83	2/16/2013	—		—	—	—
	2006	133,333	266,667	(7)	—	3.54	8/31/2013	—		—	—	—
	2006	—	—		—	—		50,000	(8)	213,500	—	—
	2006	—	—		—	—		50,000	(9)	213,500	—	—

David Wagner	1996	2,224	—		—	6.25	2/19/2008	—		—	—	—
	1999	12,500	—		—	6.75	1/31/2012	—		—	—	—
	1999	10,000	—		—	6.75	2/17/2009	—		—	—	—
	1999	25,000	—		—	6.75	5/15/2010	—		—	—	—
	1999	2,700	—		—	6.75	1/18/2011	—		—	—	—
	1999	50,000	—		—	6.75	1/26/2011	—		—	—	—
	1999	40,000	—		—	2.46	7/29/2012	—		—	—	—
	1996	66,666	13,334	(1)	—	3.20	8/1/2013	—		—	—	—
	1996	25,000	—		—	4.97	1/30/2014	—		—	—	—
	1996	—	—		—	—		5,625	(2)	24,019	—
	1996	20,000	10,000	(3)	—	3.78	4/29/2012	—		—	—	—
	1996	3,958	3,542	(4)	—	4.62	11/7/2012	—		—	—	—
	1996	—	—		—	—		1,875	(5)	8,006	—
	1996	—	41,250	(6)	—	3.83	2/16/2013	—		—	—	—
	2006	—	—		—	—		17,500	(10)	74,725	—
	2006	47,498	95,002	(11)	—	3.19	8/17/2013	—		—	—	—

Peter Bello	1996	15,000	—		—	6.25	2/9/2008	—		—	—	—
	1999	20,000	—		—	12.38	1/2/2011	—		—	—	—
	1999	2,250	—		—	6.75	2/17/2009	—		—	—	—
	1999	10,000	—		—	6.75	7/13/2009	—		—	—	—
	1999	6,000	—		—	6.75	1/31/2010	—		—	—	—
	1999	12,500	—		—	6.75	10/6/2010	—		—	—	—
	1999	20,000	—		—	4.00	4/29/2012	—		—	—	—
	1999	25,000	—		—	2.46	7/29/2012	—		—	—	—
	1999	10,000	2,000	(1)	—	3.20	8/1/2013	—		—	—	—
	1999	25,000	—		—	4.97	1/30/2014	—		—	—	—
	1999	8,749	6,251	(12)	—	2.81	8/19/2014	—		—	—	—
	1999	—	—		—	—		3,750	(2)	16,013	—
	1999	13,333	6,667	(3)	—	3.78	4/29/2012	—		—	—	—
	1999	3,958	3,542	(4)	—	4.62	11/7/2012			—	—	—
	1999	—	—		—	—		1,875	(5)	8,006	—	—
	1996	—	41,250	(6)	—	3.83	2/16/2013			—	—	—
	2006	—	—		—	—		15,000	(10)	64,050	—	—
	2006	6,249	12,501	(11)	—	3.19	8/17/2013			—	—	—

Sam Morcos	1996	—	—		—	—		11,250	(13)	48,038	—	—
	1996	91,666	58,334	(14)	—	4.17	5/20/2012	—		—	—	—
	1996	—	37,500	(6)	—	3.83	2/16/2013	—		—	—	—
	2006	—	—		—	—		5,000	(9)	21,350	—

		Option Awards						Stock Awards
Name (a)	Plan	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Unit of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Kevin Simzer	1996	1,068	—		—	6.25	2/19/2008	—		—	—	—
	1999	12,000	—		—	6.75	7/21/2008	—		—	—	—
	1999	4,000	—		—	6.75	6/1/2009	—		—	—	—
	1999	24,000	—		—	6.75	1/31/2010	—		—	—	—
	1999	3,000	—		—	6.75	5/22/2010	—		—	—	—
	1999	29,412	—		—	6.75	8/24/2010	—		—	—	—
	1999	11,000	—		—	6.75	1/18/2011	—		—	—	—
	1999	15,000	—		—	6.75	1/31/2012	—		—	—	—
	1999	73,000	—		—	2.46	7/29/2012	—		—	—	—
	1996	50,000	10,000	(1)	—	3.20	8/1/2013	—		—	—	—
	1996	30,000	—		—	4.97	1/30/2014	—		—	—	—
	1996	—	—		—	—		5,625	(2)	24,019	—	—
	1996	20,000	10,000	(3)	—	3.78	4/29/2012	—		—	—	—
	1996	13,194	11,806	(4)	—	4.62	11/7/2012	—		—	—	—
	1996	—	—		—	—		5,625	(5)	24,019	—	—
	1996	—	41,250	(6)	—	3.83	2/16/2013	—		—	—	—
	2006	—	—		—	—		17,500	(10)	74,725	—	—
	2006	47,498	95,002	(11)	—	3.19	8/17/2013	—		—	—	—

Hans Ydema	1996	15,000	—		—	25.75	6/14/2009	—		—	—	—
	1999	10,000	—		—	47.38	1/31/2010	—		—	—	—
	1999	6,000	—		—	26.81	10/6/2010	—		—	—	—
	1999	3,000	—		—	16.69	1/18/2012	—		—	—	—
	1999	34,000	—		—	6.75	1/31/2012	—		—	—	—
	1999	25,000	—		—	2.46	7/29/2012	—		—	—	—
	1999	33,333	6,667	(1)	—	3.20	8/1/2013	—		—	—	—
	1999	25,000	—		—	4.97	1/30/2014	—		—	—	—
	1999	—	—		—	—		2,813	(5)	12,012	—	—
	1999	9,999	5,001	(3)	—	3.78	4/29/2012	—		—	—	—
	1996	27,083	22,917	(15)	—	4.45	10/31/2012	—		—	—	—
	1996	—	—		—	—		5,625	(16)	24,019
	1996	—	37,500	(6)	—	3.83	2/16/2013	—		—	—	—
	2006	—	—		—	—		5,000	(9)	21,350	—	—

(1)	One-quarter of the total option shares will vest (or vested) on the first anniversary of the grant date of August 1, 2003, and an additional 1/36th of the remaining number of shares will vest (or vested) on that day of the month for each of the next 36 months.
(2)	Award of RSUs which vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date of April 29, 2005.
(3)	This option will vest (or vested) as to 25% of the original number of shares on the grant date of April 29, 2005 and as to an additional 1/36th of the remaining number of shares on the same day of the month for each of the next 36 months.
(4)	Award of options which vest as to 50% of the original number of shares on the grant date of November 7, 2005, and as to an additional 1/36th of the remaining number of shares on that day of the month for each of the next 36 months beginning on the first anniversary of the grant date.
(5)	Award of RSUs which vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date of November 7, 2005.
(6)	This SAR will vest (or vested) as to one-quarter of the original number of shares on the first anniversary of the grant date of February 16, 2006 and as to an additional 1/36th of the remaining number of shares on the same day of the month of the grant date for each of the next 36 months.
(7)	Award of options which vest as to 25% of the original number of shares on the grant date, and as to an additional 1/36th remaining of shares on the same day of the month for each of the next 36 months beginning on the first anniversary of the grant date.
(8)	The Performance Stock Units vest as to 50% of the first day on which the closing price of the Company Common Stock is at least $4.15 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by August 31, 2007. If such milestone is not met, such portion of such award would have been forfeited; however, this milestone was met on February 7, 2007. The remaining 25,000 Performance Stock Units will vest the first day of which the closing price of the Company Common Stock is at least $4.90 per share for at least 30 out of 60 consecutive trading days, including the day of vesting, by February 29, 2008. If such milestone is not met, such portion of such award will be forfeited.
(9)	Award of RSUs which vest as to 25% of the shares of Common Sock, without further consideration, on the first, second, third and fourth anniversaries of the grant date (August 31, 2006).
(10)	Award of RSUs which vest as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date of August 17, 2006.

(11)	Award of options which vest as to 25% of the original number of shares on the grant date of August 17, 2006, and as to an additional 1/36th of the remaining of shares on that day of the month for each of the next 36 months beginning on the first anniversary of the grant date.
(12)	One-quarter of the total option shares will vest (or vested) on the first anniversary of the grant date of August 19, 2004, and an additional 1/36th of the remaining number of shares will vest (or vested) on that day of the month for each of the next 36 months.
(13)	Award of RSUs which vest as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date of May 20, 2005.
(14)	Award of options which vest as follows: 50% on the date of grant; 1/36th of the remaining option on the 20th of the month for each of the next 36 months after the first anniversary of the date of grant.
(15)	Award of options which vest as follows: 50% on the date of grant; after the first anniversary of October 31, 2005, this option will vest (or vested) as to an additional 1/36th of the remaining number of shares on that day of the month for each of the next 36 months after the first anniversary.
(16)	Award of RSUs which vest as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date of October 31, 2005.

In the table above, there are references to four plans—“1996”, “1999”, “2006” and “Special”. On a respective basis, these correspond to the following:

•	Amended and Restated 1996 Stock Incentive Plan, as amended (the “1996 Plan”);

•	1999 Non-Officer Employee Stock Incentive Plan, as amended (the “1999 Plan”);

•	Entrust, Inc. 2006 Stock Incentive Plan (the “2006 Plan”); and

•	Special Non-Statutory Stock Option Agreement between Mr. Conner and the Company (“Special Plan”).

In respect of the 1996 Plan, the 1999 Plan and the 2006 Plan, on March 15, 2006, the Board of Directors adopted resolutions, subject to stockholder approval, to approve entry into the Entrust, Inc. 2006 Stock Incentive Plan. The 2006 Plan was approved by the stockholders of the Company on May 5, 2006 and so the 1996 Plan, the enCommerce, Inc. 1997 Stock Option Plan, as amended and restated, and the 1999 Plan, as amended (collectively the “Prior Plans”), were all terminated and no further grants were permitted under the Prior Plans to the extent that termination of the Prior Plans will not affect awards that are outstanding under the Prior Plans.

In respect of the Special Plan, in April 2001, as an inducement essential to Mr. Conner’s entering into an employment agreement with the Company as its President and CEO, the Board of Directors approved the grant of an option to Mr. Conner for 2,000,000 shares of Common Stock at an exercise price of $6.87 per share. The Board of Directors is required to make appropriate adjustments in connection with the option to reflect any stock split, stock dividend, recapitalization, spin-off or other similar event. Unless earlier terminated, those options will expire on April 22, 2011.

The following table sets out the option awards that were exercised and the stock awards that vested for each of the Named Executive Offers during 2006:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
F. William Conner	—	—	30,000	108,150
David Wagner	27,800	51,256	2,500	8,738
Peter Bello	—	—	1,875	6,656
Sam Morcos	—	—	3,750	12,000
Kevin Simzer	—	—	3,750	13,725
Hans Ydema	—	—	2,812	10,170

In the table above, the 27,800 options exercised by Mr. Wagner had an expiry date of December 31, 2006. No other options were exercised by the NEOs.

Pension Benefits

The Company has no pension plans that provide for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

The Company has no defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments on Termination or Change in Control

The tables below reflect the amount of compensation to each of the NEOs of the Company in the event of termination of such executive’s employment. For Mr. Conner and Mr. Wagner, the amount of compensation payable to each is shown upon voluntary termination not within 12 months following a change in control, voluntary termination within 12 months following a change in control, involuntary not for cause termination, voluntary termination for good reason, for cause termination, involuntary termination in contemplation of a change in control, involuntary termination within three years following a change in control, or death/disability. These events are shown because they distinct events within the context of the employment arrangements for Mr. Conner and Mr. Wagner. The tables for Mr. Simzer, Mr. Bello, Mr. Morcos and Mr. Ydema are of differing formats due to the unique arrangements in place for each.

Also, in the tables below the amounts shown assume that such termination was effective as of December 31, 2006 based on the fair market value of the Company’s Common Stock equal to $4.27 (subject to footnotes 3 and 2 under the summary tables for Mr. Wagner and Mr. Simzer respectively), and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Mr. Conner:

The following table shows the potential payments upon the amount of compensation payable to Mr. Conner, the Company’s President and CEO, upon voluntary termination not within 12 months following a change in control, voluntary termination within 12 months following a change in control, involuntary not for cause termination, voluntary termination for good reason, for cause termination, involuntary termination in contemplation of a change in control, involuntary termination within three years following a change in control, or death/disability.

Item	Voluntary Termination not Within 12 Months Following a Change in Control ($)	Voluntary Termination Within 12 Months Following a Change In Control ($)		Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		For Cause Termination ($)	Involuntary Termination In Contemplation of a Change-in- Control ($)		Involuntary Termination Within Three Years Following Change In Control ($)		Death and Disability ($)
Severance	—	3,000,000	(1)	2,000,000	(2)	—	3,000,000	(1)	3,000,000	(1)	—
CIC Bonus Award	—	1,000,000	(3)	—		—	1,000,000	(3)	1,000,000	(3)	—
Pro-rata Annual Incentive Award	—	500,000	(4)	—		—	500,000	(4)	500,000	(4)	—
Immediate vesting of all options that are scheduled to vest within 18 months of the date of termination, and the right to exercise any vested stock options for 180 days, or the remainder of the exercise period if less	—			308,794		—	—		—		—
Immediate vesting of all options, and the right to exercise any vested stock options for 12 months or the remainder of the exercise period, if less	—	247,067		—		—	247,067		247,067		—
Elimination of all restrictions or deferred stock awards outstanding at the time of termination of employment	—	811,300		—		—	811,300		811,300		—
Payment Under the 2005 Entrust Deferred Bonus and Retention Plan	—	—		312,500		—	312,500		312,500		312,500
Continued participation in all medical, health, and life insurance plans	—	43,601	(5)	43,601	(5)	—	43,601	(5)	43,601	(5)	—
Excise Tax Gross Up	—	1,467,667	(6)	—	(6)	—	1,606,790	(6)	1,606,790	(6)	—

(1)	Mr. Conner is entitled to payment of 3.0 times the sum of his base salary and his annual incentive opportunity for the year of termination, payable on a lump sum basis not later than 15 days following termination.

(2)	Mr. Conner is entitled to payment of 2.0 times the sum of his base salary and his annual incentive opportunity for the year of termination, payable on a lump sum basis not later than 15 days following termination.
(3)	Mr. Conner is entitled to a change in control bonus payment as soon as practicable following the change in control.
(4)	Mr. Conner is entitled to a pro rata annual incentive award for the year in which termination occurs, payable within fifteen days following termination.
(5)	Estimate is based on the costs to the Company of providing these benefits to Mr. Conner as of February 20, 2007. Mr. Conner is entitled to continued benefits until the earlier of: (i) 36 months; (ii) the date that he receives equivalent coverage from a subsequent employer; and (iii) death. This data is based on an assumption that these benefits will be provided for the full 36 months. If Mr, Conner is precluded from participating in these benefits then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits, based on the lowest reasonable cost that would be incurred in obtaining these benefits on an individual basis, payable quarterly in advance.
(6)	Mr. Conner is entitled to excise tax gross up benefits if any payments under any plan, arrangement or agreement with the Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. This payment (or payments, if applicable) is due on the 30th day (or an earlier date if the tax is due and payable to the Government) after it has been determined that any payments made to Mr. Conner are subject to excise tax, provided, that if these taxes cannot be estimated by this date, Mr. Conner will be paid an estimate of this amount and the remainder will be paid as soon as such amount can be determined. The effect of this is that the Company, rather than Mr. Conner, bears the financial cost of the excise tax, including any penalties, interest, and related costs.

On February 2, 2004, Mr. Conner and the Company entered into a Severance and Change in Control Agreement (the “Conner Severance & CIC Agreement”). Pursuant to the Conner Severance & CIC Agreement, if Mr. Conner terminates his employment for good reason (as described below), or the Company terminates Mr. Conner’s employment without cause, prior to, or without contemplation of, a change in control event, then Mr. Conner’s entitlements will include (i) a severance benefit in an amount equal to 2.0 times the sum of his Base Salary and his target annual incentive opportunity for the year in which employment termination occurs; and (ii) immediate acceleration of vesting of all options which would otherwise vest within 18 months of his termination and the right to exercise any vested stock options for 180 days or the remainder of the exercise period, if less. However, if Mr. Conner terminates his employment for good reason or the Company terminates Mr. Conner’s employment without cause (other than due to death or disability) in contemplation of, or within three years after a change in control, then Mr. Conner’s entitlement will include: (a) a severance benefit in an amount equal to 3.0 times the sum of his Base Salary and his target annual incentive opportunity for the year in which employment termination occurs, payable in lump sum following his termination; (b) a pro rata annual incentive award for the year in which termination occurs assuming he would have received his annual incentive for such year, payable in lump sum following his termination; (c) elimination of all restrictions on any restricted or deferred outstanding stock awards; (d) immediate vesting of all outstanding stock options and the right to exercise such stock options for 12 months or the remainder of the exercise period, if less; (e) settlement of all deferred compensation arrangements; and (f) continued participation in all medical, health and life insurance plans for a period of up to 36 months.

In the Conner Severance & CIC Agreement, “good reason” means a termination of Mr. Conner’s employment at his initiative following the occurrence, without Mr. Conner’s written consent, of one or more of the following events: (i) any change in Mr. Conner’s title or the assignment of any duties or responsibilities inconsistent in any material and adverse respect with Mr. Conner’s position or which represent a material diminution of Mr. Conner’s duties or responsibilities; (ii) a decrease in Mr. Conner’s annual base salary or target annual incentive award opportunity or notice from the Company’s Board of Directors to materially reduce or eliminate his Severance Benefits; (iii) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company’s obligations to Mr. Conner under this Agreement; (iv) a relocation of Mr. Conner’s principal place of employment to a location that increases the distance the Mr. Conner is required to commute from his primary residence immediately prior to the change in control, by more than 25 miles; (v) any significant increase (as compared to the amount of travel conducted by Mr. Conner prior to the change in control) in the amount of travel or any substantial change in the destination of such travel necessary for Mr. Conner to perform his job responsibilities; (vi) any material unremedied breach by the Company of the terms and conditions of Mr. Conner’s employment, including any employment agreement; (vii) any termination by the Mr. Conner within 12 months following a change in control; (viii) any material unremedied breach by the Company of the terms and conditions of Mr. Conner’s employment, including any employment agreement; or (ix) a failure to nominate or re–elect Mr. Conner as a member of the Board of Directors.

Under the terms of the Conner Severance & CIC Agreement Mr. Conner also agreed:

•

to refrain, without the Company’s prior written consent, from disclosing to anyone (except in good faith in the ordinary course of business to a person who will be advised by Mr. Conner to keep such information confidential) or making use of any confidential information except in the performance of his duties or when required to do so by law;

•

that, subject to limited exceptions, for a period of 12 months following the termination of his employment, he will not induce employees of the Company or any subsidiary to terminate their employment, and he may not hire, directly or through any employee, agent or representative, any employee of the Company or any subsidiary or any person who was employed by the Company or any subsidiary within 180 days of such hiring; and

•

for a period of 18 months following the termination of his employment, he will not, without the prior consent of the Company, directly or indirectly, have a material interest in (other than an interest held on February 2, 2004 or derived directly, without further material investment by Mr. Conner, from any such interest), be employed by, or be connected with, as an employee, consultant, officer, Director, partner, stockholder or joint venturer in any entity which is in direct and material competition with the business of the Company anywhere in North America or Europe; provided however, that these obligations do not apply if his employment is terminated by the Company without cause (other than due to death or disability), or if Mr. Conner voluntarily terminates his employment for good reason (including any reason within 12 months following a change in control) within three years after a change in control has occurred (or any such termination in contemplation of such change in control).

The Conner Severance & CIC Agreement also provides that if any payments or benefits under the Conner Severance & CIC Agreement or any other plan, arrangement or agreement with the Company or any of its affiliates are subject to the excise tax under Section 4999 of the Internal Revenue Code 1986, as amended, the Company will provide Mr. Conner with an additional payment to compensate for such excise tax. The effect of this provision is that the Company, rather than Mr. Conner, bears the financial cost of the excise tax.

On February 2, 2004, the Company also entered into a letter agreement with Mr. Conner (the “Conner CIC Bonus Agreement”) pursuant to which the Company granted Mr. Conner the right to receive an additional bonus upon the occurrence of a change in control (a “CIC Bonus”). This size of the CIC Bonus varies in value between $200,000 and $5,000,000 based on the fair market value of the Company’s Common Stock on the date that a change in control occurs; provided, however, that no bonus shall be payable if the fair market value of the Common Stock is less than $3.20 per share.

The Conner CIC Bonus Agreement incorporates by reference the terms and conditions of the Company’s change in control Bonus Incentive Plan (the “Plan”) which was adopted by the Company’s Board of Directors in December 2003. The Plan defines “change in control”, “cause” and “good reason” to have substantially the same meaning as specified in the Conner Severance & CIC Agreement. Under the terms of the Plan, a participant must be an employee immediately prior to a change in control in order for the CIC Bonus to be payable. However, if Mr. Conner suffers a termination in contemplation of a change in control, Mr. Conner will be entitled to receive full payment. If Mr. Conner’s employment is terminated for cause at any time prior to a change in control, Mr. Conner will forfeit the CIC Bonus under the Plan and will not receive any consideration for the cancellation of such CIC Bonus.

Mr. Wagner:

The following table shows the potential payments upon the amount of compensation payable to Mr. Wagner, Senior Vice President and Chief Financial Officer, upon voluntary termination not within 12 months following a change in control, voluntary termination within 12 months following a change in control, involuntary not for cause termination, voluntary termination for good reason, for cause termination, involuntary termination in contemplation of a change in control, involuntary termination within three years following a change in control, or death/disability.

Item	Voluntary Termination Not Within 12 Months Following a Change In Control ($)	Voluntary Termination Within 12 Months Following a Change In Control ($)		Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		For Cause Termination ($)	Involuntary Termination In Contemplation of a Change-in-Control ($)		Involuntary Termination Within Three Years Following Change In Control ($)		Death and Disability ($)
Severance	—	956,250	(1)	573,750	(2)	—	956,250	(1)	956,250	(1)	—
CIC Bonus Award	—	255,000	(3)	—		—	255,000	(3)	255,000	(3)	—
Pro-rata Annual Incentive Award	—	127,500	(4)	—		—	127,500	(4)	127,500	(4)	—
Elimination of all restrictions or deferred stock awards outstanding at the time of termination of employment	—	106,750		—		—	106,750		106,750		—
Payment Under the 2005 Entrust Deferred Bonus and Retention Plan	—	—		62,500		—	62,500		62,500		62,500
Continued participation in all medical, health, and life insurance plans	—	29,067	(5)	29,067	(5)	—	29,067	(5)	29,067	(5)	—
Excise Tax Gross Up	—	656,466	(6)	—		—	684,291	(6)	684,291	(6)	—

(1)	Mr. Wagner is entitled to payment of 2.5 times the sum of his base salary and his annual incentive opportunity for the year of termination, payable on a lump sum basis not later than 15 days following termination.
(2)	Mr. Wagner is entitled to payment of 1.5 times the sum of his base salary and his annual incentive opportunity for the year of termination, payable on a lump sum basis not later than 15 days following termination.
(3)	Mr. Wagner is entitled to a change in control bonus payment as soon as practicable following the change in control. As noted in the narrative below, Mr. Wagner’s change in control benefits were amended on February 15, 2007. This calculation is based on the benefit calculation, as amended. If the benefits had not been amended, this benefit would have been $305,000 based on his former agreement and common stock price equal to $4.27 as of December 31, 2006.
(4)	Mr. Wagner is entitled to a pro rata annual incentive award for the year in which termination occurs, payable within fifteen days following termination.
(5)	Estimate is based on the costs to the Company of providing these benefits to Mr. Wagner as of February 20, 2007. Mr. Wagner is entitled to continued benefits until the earlier of: (i) 24 months; (ii) the date that he receives equivalent coverage from a subsequent employer; and (iii) death. This data is based on an assumption that these benefits will be provided for the full 24 months. If Mr, Wagner is precluded from participating in these benefits then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits, based on the lowest reasonable cost that would be incurred in obtaining these benefits on an individual basis, payable quarterly in advance.
(6)

Mr. Wagner is entitled to excise tax gross up benefits if any payments under any plan, arrangement or agreement with the Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended; provided, however that he will not receive any payments with respect to Excise Taxes relating to equity compensation awards received by him on or after the effective date. This payment (or payments, if applicable) is due on the 30th day (or an earlier date if the tax is due and payable to the Government) after it has been determined that any payments made to Mr. Wagner are subject to excise tax, provided, that if these taxes cannot be estimated by this date, Mr. Wagner will be paid an estimate of this amount and the remainder will be paid as soon as such amount can be determined. The effect of this is that the Company, rather than Mr. Wagner, bears the financial cost of the excise tax, including any penalties, interest, and related costs.

By way of a letter agreement dated May 5, 1997 between the Company and Mr. David Wagner, the Company agreed to employ Mr. Wagner as the Company’s controller. On March 27, 2001 Mr. Wagner and the Company entered into a Non-competition and Non-solicitation Agreement (the “Wagner Non-Competition Agreement”) providing that for a period of one year after termination of his employment with the Company Mr. Wagner would not:

•	engage in any business or enterprise that directly or indirectly competes with the Company or any of its subsidiaries in the United States, Canada or Europe; or

•

solicit business from or perform services for any customer, supplier, licensee or business relation of the Company or any of its subsidiaries, induce or attempt to induce, any such entity to cease doing business with the Company or any of its subsidiaries, or in any way interfere with the relationship between any such entity and the Company or any of its subsidiaries, or in any other way interfere with the relationship between any such entity and the Company or any of its subsidiaries.

On February 2, 2004, the Company and Mr. Wagner entered into a Severance and Change in Control Agreement (the “Wagner Severance & CIC Agreement”) providing for certain severance and change in control benefits, which are described in further detail below. Under the terms this agreement Mr. Wagner also:

•

agreed to refrain, without the Company’s prior written consent, from disclosing to anyone (except in good faith in the ordinary course of business to a person who will be advised by Mr. Wagner to keep such information confidential) or making use of any confidential information except in the performance of his duties or when required to do so by law;

•

agreed for a period of 12 months following the termination of his employment, he will not induce employees of the Company or any subsidiary to terminate their employment, and he may not hire, directly or through any employee, agent or representative, any employee of the Company or any subsidiary or any person who was employed by the Company or any subsidiary within 180 days of such hiring; and

•

reaffirmed his obligations in the Wagner Non-Competition Agreement; provided however, that these obligations do not apply if his employment is terminated by the Company without cause (other than due to death or disability), or if Mr. Wagner voluntarily terminates his employment for good reason (including any reason within 12 months following a change in control) within three years after a change in control has occurred (or any such termination in contemplation of such change in control).

On February 2, 2004, the Company also entered into a letter agreement with Mr. Wagner (the “Wagner CIC Bonus”) under which the Company granted Mr. Wagner the right to receive an additional bonus upon the occurrence of a change in control (a “CIC Bonus”). The Wagner CIC Bonus incorporated by reference the terms and conditions of the Company’s Change in Control Bonus Incentive Plan—see “Potential Payments on Termination or Change in Control—Mr. Conner”. However, in an effort to reduce the number of participants in the Company’s Change in Control Bonus Incentive Plan, on February 15, 2007, Mr. Wagner and the Company agreed to terminate the Wagner CIC Bonus and further agreed to amend and restate the Wagner Severance & CIC Agreement to include a new change in control award payment, in partial consideration of a grant of an option to purchase 120,000 common shares to the Company’s Common Stock at a strike price of $3.19, which was granted to Mr. Wagner on August 17, 2006 and became exercisable as to 25% of the original number of shares on the grant date, and will become exercisable as to an additional 1/36th of the remaining of shares on that day of the month for each of the next 36 months thereafter beginning on the first anniversary of the grant date.

This restated agreement (“Restated Wagner Severance & CIC”) that was entered into on February 15, 2007 is similar to the Conner Severance & CIC Agreement (see “Potential Payments on Termination or Change in Control—Mr. Conner), with the following exceptions:

•

The Wagner Restated Severance & CIC includes a new change in control award that is dependent upon Mr. Wagner’s base salary and the fair market value of the Company’s Common Stock at the time of the change in control. This new award provides for a payment to Mr. Wagner, subject to certain conditions, of (i) one times his base salary if the fair market value of the Company’s Common Stock at the time of the change in control is between $3.00 and $5.00, or (ii) one and one-half times his base salary if the fair market value of the Company’s Common Stock is $5.00 or more at the time of the change in control. This approach has not been applied to Mr. Conner, who has retained the Conner CIC Bonus Agreement as described above for Mr. Conner.

•

For Mr. Conner, a change in control includes a merger of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company continuing to represent more than 70% of the combined voting power of the resulting entity. This threshold is 50% in the Wagner Restated Severance & CIC. This means that a change in control of the Company may be triggered for Mr. Conner but not triggered in Mr. Wagner’s situation, depending on the circumstances of the change in control.

•	For Mr. Conner, if employment termination does not occur following a change in control and is not in contemplation of a change in control,:

•	Mr. Conner is entitled to an amount equal to 2.0 times the sum of base salary and the target annual incentive opportunity. This factor is 1.5 for Mr. Wagner; and

•

Mr. Conner will receive immediate acceleration of vesting on all options that are scheduled to vest within 18 months of the date of such termination and the right to exercise any vested stock options for 180 days or the remainder of the exercise period, if less. This benefit is not provided to Mr. Wagner.

•	For Mr. Conner, if employment termination occurs within three years after a change in control has occurred (or any such termination in contemplation of such change in control),

•

Mr. Conner will receive an amount equal to 3.0 times the sum of his base salary and his target annual incentive opportunity for the year in which the termination of employment occurs. This factor is 2.5 for Mr. Wagner.

•	Mr. Conner is entitled to continued participation in medical, health and life insurance plans for a period of up to 36 months, whereas Mr. Wagner is entitled to up to 24 months.

•

For Mr. Conner, a termination in contemplation of a change in control will be presumed to occur if Mr. Conner is terminated by the Company without cause (other than due to death or Disability), or voluntarily terminated by Mr. Conner for good reason within 120 days prior to the date a change in control occurs. This presumption does not apply to Mr. Wagner.

•	Mr. Conner and Mr. Wagner have different non-competition covenants, as noted above.

•	Mr. Wagner will not receive any payments with respect to excise taxes relating to equity compensation awards received by Mr. Wagner on or after February 15, 2007. This does not apply to Mr. Conner.

•

The termination for “good reason” does not include a failure to nominate or re–elect Mr. Wagner as a member of the Board of Director, while failure to nominate or re-elect Mr. Conner as a member of the Board of Directors constitutes a termination for good reason for Mr. Conner.

Mr. Simzer

The following table shows the potential payments upon termination or a change of control of the Company for Mr. Simzer, Senior Vice President and Chief Marketing Officer.

Item	Voluntary Termination ($)	Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		Change in Control ($)		Death and Disability ($)
Severance	—	255,000	(1)	—		—
CIC Bonus Award	—	—		255,000	(2)	—
Elimination of all restrictions or deferred stock awards outstanding at the time of termination of employment	—	122,763		—		—
Immediate vesting of all outstanding stock options and the right to exercise such stock options for 12 months or the remainder of the exercise period, if less	—	132,220		—		—
Accelerated vesting under the governing equity incentive plan and associated award agreements	—	—		$254,983		—
Payment Under the 2005 Entrust Deferred Bonus and Retention Plan	—	64,008		—		64,008
Continued participation in all medical, health, and life insurance plans	—	4,882	(3)	—		—

(1)	Mr. Simzer is entitled to payment of his base salary for the year of termination, payable on a lump sum basis not later than 15 days following termination.
(2)	Mr. Simzer is entitled to a change in control bonus payment as soon as practicable following the change in control. As noted in the narrative below, Mr. Simzer’s change in control benefits were amended on February 15, 2007. This calculation is based on the benefit calculation, as amended. If the benefits had not been amended, this benefit would have been $305,000 based on his former agreement and common stock price equal to $4.27 as of December 31, 2006.
(3)	Estimate is based on the costs to the Company of providing these benefits to Mr. Simzer as of February 20, 2007 for his severance period of 12 months.

On February 2, 2004, the Company entered into a letter agreement with Mr. Simzer (the “Prior Simzer CIC Agreement”) under which the Company granted Mr. Simzer the right to receive an additional bonus upon the occurrence of a change in control. However, on February 15, 2007 the Company entered into a Severance and Change In Control Agreement with Mr. Simzer and the Company’s wholly owned subsidiary Entrust Limited (the “Simzer Agreement”), amending and restating in its entirety the Prior Simzer CIC Agreement and defining Mr. Simzer’s severance entitlement and additional employment terms as a result of Mr. Simzer’s employment transfer from Entrust Limited, in Canada, to the Company in the United States. The Simzer Agreement includes a change in control award that is dependent upon Mr. Simzer’s base salary and the fair market value of the Company’s Common Stock at the time of the change in control, while canceling the change in control benefits granted to Mr. Simzer in the Prior Simzer CIC Agreement. This new award provides for a payment to Mr. Simzer, subject to certain conditions, of (i) one times his base salary if the fair market value of the Company’s Common Stock at the time of the change in control is between $3.00 and $5.00, or (ii) one and one-half times his base salary if the fair market value of the Company’s Common Stock is $5.00 or more at the time of the change in control. The Simzer Agreement also defines Mr. Simzer’s severance benefits to include payment of an amount equal to 1 times Mr. Simzer’s Base Salary, elimination of all restrictions on any restricted or deferred stock awards outstanding at the time of termination of employment, immediate vesting of all outstanding stock options and the right to exercise such stock options for 12 months or the remainder of the exercise period, if less, continued participation in all medical, health and life insurance plans at the same benefit level at which Mr. Simzer was participating on the date of termination of Mr. Simzer’s employment for up to 12 months. As is the case for Mr. Conner and Mr. Wagner, Mr. Simzer is also entitled to continued indemnification in accordance with Company’s charter and by-laws as in effect on the date of his termination.

The triggers giving rise for a voluntary termination by Mr. Simzer for “good reason” are similar to those for Mr. Wagner and Mr. Conner, except that (i) a resignation by Mr. Simzer within 12 months following a change in control does not trigger these benefits; and (ii) a resignation related to any change in his title or responsibilities will not trigger these benefits unless it is within twelve (12) months following a change in control; provided, however, that a change in his title or job responsibilities following a change in control will not constitute good reason so long as he remains in a similar executive position with the Company or an equivalent business unit of the acquirer of the Company.

The Prior Simzer CIC Agreement was also terminated in partial consideration of a grant of an option to purchase 120,000 common shares to the Company’s Common Stock at a strike price of $3.19, which was granted to Mr. Simzer on August 17, 2006 and became exercisable as to 25% of the original number of shares on the grant date, and will become exercisable as to an additional 1/36th of the remaining number of shares on the same day of the month for each of the next 36 months beginning on the first anniversary of the grant date.

Mr. Simzer’s right to receive and retain the severance benefits is conditioned upon him not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, Director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business in competition with the Company. Additionally, his right to receive the severance payments are conditioned upon him neither directly nor indirectly soliciting, inducing, recruiting or encouraging an employee to leave his or her employment either for Mr. Simzer or for any other entity or person with which or whom he has a business relationship. Mr. Simzer agreed to refrain from disclosing to anyone (with certain limited exceptions) or making use of any confidential information.

If Mr. Simzer is a “key employee” under Internal Revenue Code (“Code”) Section 409A and a delay in making any payment or providing any benefit is required to comply with Code Section 409A, such payments will not be made until the end of six (6) months following the date of Mr. Simzer’s separation from service as required by Code Section 409A. In the event that the severance benefits or other payments and benefits that Mr. Simzer receives (a) constitute “parachute payments” within the meaning of Section 280G of the Code and (b) would be subject to the excise tax, then such benefits will be either be: (i) delivered in full, or (ii) delivered as to such lesser extent as a result of which no portion of such severance benefits will be subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account all applicable taxes, results in the receipt by Mr. Simzer, on an after-tax basis, of the greatest amount of benefits, in spite of the fact that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Mr. Bello

The following table shows the potential payments upon termination or a change of control of the Company for Mr. Bello, Senior Vice President and General Manager, U.S. Federal Government.

Item	Voluntary Termination	Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		Change in Control ($)	Death and Disability ($)
Severance	—	166,667	(1)	—	—
Continued Vesting of Company Equity during severance period	—	106,147	(2)	—	—
Accelerated vesting under the governing equity incentive plan and associated award agreements	—	—		130,873	—
Payment Under the 2005 Entrust Deferred Bonus and Retention Plan	—	75,000		—	75,000
Continued participation in all medical, health, and life insurance plans	—	3,195	(3)	—	—

(1)	Mr. Bello is entitled to base salary continuance for 8 months.
(2)	During Mr. Bello’s 8 month period of salary continuance his Company equity will continue to vest. The value reflects the vesting of stock options, SARs and restricted stock units.
(3)	Estimate is based on the costs to the Company of providing these benefits to Mr. Bello as of February 20, 2007 for his severance period of 8 months.

Mr. Bello executed an employment agreement dated September 9, 2004, together with an executive severance agreement and an executive confidentiality, non-solicitation, non-competition, intellectual property rights and code of conduct agreement (collectively the “Bello Agreement”). The Bello Agreement provides that if Mr. Bello enters into the Company’s then-standard release and severance agreement promptly after termination of his position at the Company without cause, he will be entitled to continuance of his base salary and benefits for a further eight months. In addition, any stock options or restricted stock units will continue to vest during this eight month period. However, no sales incentive payments will accrue for the period following termination of his position at the Company.

The Bello Agreement contains provisions relating to executive confidentiality, non-solicitation, intellectual property rights, and code of conduct. Pursuant to these provisions, Mr. Bello (i) will not disclose the Company’s confidential information, (ii) assigns to the benefit of the Company all rights to intellectual property rights created by Mr. Bello, (iii) agrees to non-solicitation provisions which prohibit him for a period of twelve months from the termination of his position at the Company from attempting to solicit any of the Company employees, or approaching or soliciting any customer/client, potential customer/client or maturing business opportunity of the Company in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Company, among other related prohibitions, and (iv) will adhere to the Company’s Code of Conduct.

Mr. Morcos

The following table shows the potential payments upon termination or a change of control of the Company for Mr. Morcos, Senior Vice President of Sales.

Item	Voluntary Termination	Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		Change in Control ($)
Severance	—	220,441	(1)	—
Continued vesting of Company equity during severance period	—	79,450	(2)	—
Accelerated vesting under the governing equity incentive plan and associated award agreements	—	—		91,721
Continued participation in all medical, health, and life insurance plans	—	5,328	(3)	—

(1)	Mr. Morcos is entitled to base salary continuance for 12 months.
(2)	During Mr. Morcos’ 12 month period of salary continuance his Company equity will continue to vest.
(3)	Estimate is based on the costs to the Company of providing these benefits to Mr. Morcos as of February 20, 2007 for his severance period of 12 months.

Mr. Morcos’ employment agreement also provides that if he enters into the Company’s then-standard release and severance agreement promptly after his constructive dismissal or termination of his employment without cause, he will be entitled to notice, or base salary continuance in lieu of notice, for a further twelve months, his benefits for up to twelve months, and continued vesting of any stock options or restricted stock units that he holds. However, no sales incentive payments will accrue for the period following termination of his employment. The employment agreement is terminable at will at any time by Mr. Morcos or Entrust Limited.

Mr. Morcos has also executed an Executive Confidentiality, Non-Solicitation, Intellectual Property Rights, and Code of Conduct Agreement in May 2005. This agreement provides that Mr. Morcos will not disclose the Company’s confidential information, assigns to the benefit of the Company all rights to intellectual property rights created by Mr. Morcos, and includes non-solicitation provisions which prohibit him for a period of twelve months from the end of his employment from attempting to solicit any Company employees, or approaching or soliciting any customer/client, potential customer/client or maturing business opportunity of the Company in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Company, among other related prohibitions.

Mr. Ydema

The following table shows the potential payments upon termination or a change of control of the Company for Mr. Ydema, Senior Vice President, EMEA Sales through to the date of his resignation on March 1, 2007.

Item	Voluntary Termination	Involuntary Not For Cause Termination, or Voluntary Termination For Good Reason ($)		Change in Control ($)
Severance	—	165,469	(1)	—
Continued vesting of Company equity	—	67,857	(2)	—
Accelerated vesting under the governing equity incentive plan and associated award agreements	—	—		57,744

(1)	Mr. Ydema is entitled to base salary continuance for 9 months.
(2)	Mr. Ydema is entitled to continued vesting of Company equity during his severance period of 9 months.

Mr. Ydema’s executive agreement provides that if he enters into the Company’s then-standard release and severance agreement promptly after termination of his position at the Company without cause, he will be entitled to continuance of his base salary and benefits for a further nine months. In addition, any stock options or restricted stock units will continue to vest during this nine month period. However, no sales incentive payments will accrue for the period following termination of his position at the Company. Mr. Ydema’s executive agreement contains provisions relating to executive confidentiality, non-solicitation, intellectual property rights, and code of conduct. Pursuant to these provisions, Mr. Ydema (i) will not disclose the Company’s confidential information, (ii) assigns to the benefit of the Company all rights to intellectual property rights created by Mr. Ydema, (iii) agrees to non-solicitation provisions which prohibit him for a period of nine months from the termination of his position at the Company from attempting to solicit any the Company employees, or approaching or soliciting any customer/client, potential customer/client or maturing business opportunity of the Company in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from the Company, among other related prohibitions, and (iv) will adhere to the Company’s Code of Conduct.

On March 1, 2007 Mr. Ydema resigned his position with the Company. On March 1, 2007 Mr. Ydema and Entrust GmbH, a wholly owned subsidiary of the Company, entered into a Separation Agreement (the “Separation Agreement”) pursuant to which the parties agreed that Mr. Ydema is on revocable leave until November 30, 2007 (“Transition End Date”) to be available for transition of his projects. Mr. Ydema will take his accrued 2006 and 2007 vacation commencing April 1, 2007 and will receive until the Transition End Date a base salary in the amount of EUR 14,583 gross per month, a car allowance in the amount of 1,278.23, outstanding commission in the amount of 5,926.52, and future commissions in respect of certain customer accounts provided that he remains actively engaged in assisting Entrust GmbH in closing such sales as directed by Entrust GmbH. Mr. Ydema will also receive expenses incurred in accordance with the Company’s expense policies until his vacation leave. In addition, Mr. Ydema is subject to certain confidentiality and non-competition obligations. Mr. Ydema released the Company and Entrust GmbH of any claims. Entrust GmbH also released Mr. Ydema of any claims.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are not Company employees receive compensation for their board service, in order to attract and retain qualified candidates to serve on the Board of Directors. That compensation is comprised of cash and stock-based compensation.

For the time period between January 1, 2006 and November 8, 2006, Directors were paid a quarterly retainer of $5,000, attendance fees of $3,000 per regular meeting plus $1,000 per special meeting with a duration of over one hour (plus reimbursement of out-of-pocket expenses). The Audit Committee Chair retainer was $4,000 per year, and the Audit Committee member retainer was $2,000 per year. The Compensation Committee Chair retainer was $4,000 per year and the Nominations and Corporate Governance Committee Chair retainer was $2,000 per year.

Additionally, on May 5, 2006, each non-employee Director was granted:

•	2,000 Restricted Stock Units which vest, in whole or in part, as to 1/3 of the shares on each of the first, second and third anniversaries of the grant date; and

•

15,000 Stock Appreciation Rights at the fair market price of the Company’s Common Stock on the date of the grant, or $3.32, which will become exercisable as to one-third of the original number of shares on the first anniversary of the grant date and as to an additional 1/24th of the remaining number of shares on the day of the month of the grant date for each of the next 24 months thereafter.

Mr. Washburne became a Director on June 5, 2006. In connection with this membership, on June 5, 2006 he was awarded 30,000 Stock Appreciation Rights that will become exercisable as to one-third of the original number of shares on the first anniversary of the grant date and as to an additional 1/24th of the remaining number of shares on the day of the month of the grant date for each of the next 24 months. He was also awarded 4,000 Restricted Stock Units which vest as to 1/3 of the Shares on each of the first, second and third anniversaries of the grant date.

Mr. Ussery became a Director on December 5, 2006. In connection with this new membership, on December 5, 2006 he was awarded equity grants which differ from those of Mr. Washburne as a result of the review of Director compensation that was undertaken since Mr. Washburne joined the Board of Directors (see below). As such, Mr. Ussery was awarded 10,000 Restricted Stock Units which all vest on the first anniversary of the grant date. He was also awarded 20,000 Stock Options which will become exercisable as to 100% on the first anniversary of the grant date.

Mr. McGrath became a Director on February 19, 2007. In connection with this new membership, on February 19, 2006 Mr. McGrath was awarded 10,000 Restricted Stock Units which all vest on the first anniversary of the grant date. He was also awarded 20,000 Stock Options which will become exercisable as to 100% on the first anniversary of the grant date.

In October 2006, the Company engaged the Compensation Consultant to conduct a review of its total compensation program for the Board of Directors. The Compensation Consultant provided the Company with relevant market data and alternatives to consider when making compensation decisions for the Board of Directors. Compensia compares each element of total Board of Directors compensation against a peer group of publicly-traded software companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, consists of companies against which the Compensation Committee believes the Company competes for talent and for stockholder investment. The companies comprising the Compensation Peer Group are:

ActivIdentity Corp.	Blue Coat Systems, Inc.
Citadel Security Software Inc.	Digimarc Corporation
Internet Security Systems, Inc.	Macrovision Corporation
Network Engines, Inc.	RSA Security Inc.
Safenet, Inc.	Secure Computing Corporation
SonicWALL, Inc.	Tumbleweed Communications Corp.
VASCO Data Security International, Inc.	Watchguard Technologies.

For comparison purposes, the Company’s annual revenues are slightly below the median revenues of the Compensation Peer Group.

As a result of a review of the Compensation Consultant’s analysis of Director compensation on November 9, 2006 by the Nominations and Corporate Governance Committee, and based on a target of fiftieth percentile for the Compensation Peer Group, the Board of Directors approved increases in the committee fees to which Directors are entitled for meetings subsequent to November 9, 2006 and established amounts for initial and annual equity awards. Finally, the Board of Directors voted to allow each Director to elect, at any time prior to each annual meeting, to receive all annual retainers payable in cash or stock based on the fair market price of the Company’s company stock on the date of such annual meeting. As of December 31, 2006 the Director Compensation schedule of fees and equity grants is set out as follows:

Item	Amount
Retainer:	$5,000 per quarter, payable quarterly in arrears.

Attendance Fees:	$3,000 per regular meeting, including related committee meetings, $1,000 per special board or committee meeting, and reimbursement of out-of-pocket expenses.

Audit Committee Chair Retainer:	$5,000 per year.

Compensation Committee Chair Retainer:	$5,000 per year.

Lead Independent Director and Chair of Executive Committee Retainer:	$7,500 per year.

Nominations and Corporate Governance Committee Chair Retainer:	$5,000 per year.

Non-Chair Committee Member Retainer	$2,500 per year

One-Time Equity Award Upon Membership:	20,000 options and 10,000 restricted stock units. Each such grant will be made on the date of new membership and will vest on the first anniversary.

Annual Equity Award:	17,000 options and 2,000 restricted stock units. Each such grant will be made on the date of the annual meeting of stockholders and will vest on the first anniversary.

Payment and Election:	All annual retainers are payable on the date of the annual meeting of stockholders. Prior to each annual meeting and with adequate notice, each Director may elect to receive all annual retainers payable in cash or stock based on the closing price of the company stock on the date of such annual meeting.

The following table sets forth the compensation earned by non-employee Directors for their service on the Board of Directors and its committees, as applicable, during the year ended December 31, 2006:

Name (a)	Fees Earned or Paid In Cash ($) (b)	Stock Awards ($)(1) (c)		Option Awards ($)(2) (d)		Non-equity incentive plan compensation $ (e)	Change in Pension value and non-qualified deferred $ (f)	All other Compensation $ (g)	Total $ (h)
Butler C. Derrick, Jr.	37,000	3,112	(3)	31,357	(4)	—	—	—	71,469
Jerry C. Jones	54,000	3,112	(5)	27,902	(6)	—	—	—	85,014
Michael McGrath (7)	—	—		—		—	—	—	—
Andrew Pinder (8)	31,000	3,112	(9)	40,261	(10)	—	—	—	74,373
Michael P. Ressner	44,000	3,112	(11)	28,464	(12)	—	—	—	75,576
Douglas Schloss	50,000	3,112	(13)	43,157	(14)	—	—	—	96,269
Terdema L. Ussery, II (15)	5,000	31,530	(16)	1,637	(17)	—	—	—	38,167
Ray Washburne (18)	27,000	2,808	(19)	9,312	(18)	—	—	—	39,120

(1)	The amounts in column (c) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) Stock Based Payments, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of the fair value of these amounts for fiscal years ended December 31, 2004, 2005, and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 13, 2007. Assumption used in the calculation of these amounts for awards granted in 2003 and 2002 are included in the heading ‘Stock-Based Compensation’ in the footnote 2 ‘Significant Accounting Policies’ of the Company’s audited financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.
(2)	The amounts in column (d) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) Stock Based Payments, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of the fair value of these amounts for fiscal years ended December 31, 2004, 2005, and 2006 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 13, 2007. Assumption used in the calculation of these amounts for awards granted in 2003 and 2002 are included in the heading ‘Stock-Based Compensation’ in the footnote 2 ‘Significant Accounting Policies’ of the Company’s audited financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.
(3)	Mr. Derrick had 3000 restricted stock units outstanding as of December 31, 2006.
(4)	Mr. Derrick had 76,332 stock options and 30,000 stock appreciation rights outstanding as of December 31, 2006.
(5)	Mr. Jones had 3000 restricted stock units outstanding as of December 31, 2006.
(6)	Mr. Jones had 38,500 stock options and 30,000 stock appreciation rights outstanding as of December 31, 2006.
(7)	Michael McGrath became a member of the board of directors on February 19, 2007. Therefore, no compensation is reflected for him in the year ending December 31, 2006.
(8)

On October 29, 2006, Mr. Pinder resigned from his position as a member of Entrust, Inc.’s Board of Directors. Mr. Pinder resigned in order to accept a position with Entrust (Europe) Ltd., a subsidiary of the Company, as Senior Vice President, EMEA & Global Government Sales Strategy. The data shown in this table relate to compensation received by Mr. Pinder in his capacity as a Director of the Company. Accordingly, column (a) above does not include $51,528 paid to Mr. Pinder on account of base salary for employment between November 1, 2006 and December 31, 2006. Also, column (d) above does not include

$104,547 attributable to the 300,000 options that were granted to Mr. Pinder at the time of his hire. Finally, column (f) does not include $3,681 paid to Mr. Pinder for a car allowance and fuel costs arising from his employment.

(9)	Mr. Pinder had 3,000 restricted stock units outstanding as of December 31, 2006 granted in previously as compensation for his role as member of the Company’s Board of Directors.
(10)	Mr. Pinder had 24,000 stock options and 43,334 stock appreciation rights outstanding as of December 31, 2006.
(11)	Mr. Ressner had 3,000 restricted stock units outstanding as of December 31, 2006.
(12)	Mr. Ressner had 77,000 stock options and 3,000 stock appreciation rights outstanding as of December 31, 2006.
(13)	Mr. Schloss had 3,000 restricted stock units outstanding as of December 31, 2006.
(14)	Mr. Schloss had 66,000 stock options and 46,000 stock appreciation rights outstanding as of December 31, 2006.
(15)	Mr. Ussery became a Director on December 5, 2006.
(16)	Mr. Ussery had 20,000 stock options outstanding as of December 31, 2006.
(17)	Mr. Ussery had 10,000 restricted stock units outstanding as of December 31, 2006.
(18)	Mr. Washburne became a Director on June 5, 2006.
(19)	Mr. Washburne had 4,000 restricted stock units outstanding as of December 31, 2006.
(20)	Mr. Washburne had 30,000 stock appreciation rights outstanding as of December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 7, 2007, with respect to the beneficial ownership of shares of Common Stock by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

•	the Directors and nominees for Directors of the Company;

•	the NEOs; and

•	all executive officers, Directors and nominees for Directors of the Company as a group.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares		Percent of Class (%)
5% Stockholders
Franklin Resources, Inc.	4,688,289	(2)	7.76%
Franklin Advisors, Inc.
Franklin Templeton Portfolio Advisors, Inc.
One Franklin Parkway
San Mateo, CA 94403

Royce and Associates, LLC	4,504,600	(3)	7.46%
1414 Avenue of the Americas
New York, NY 10019

Directors and Nominees
F. William Conner	5,857,749	(4)	9.70%
Butler C. Derrick, Jr.	95,926	(5)	*
Jerry C. Jones	60,594	(6)	*
Michael McGrath	10,000	(7)	*
Michael P. Ressner	96,594	(8)	*
Douglas Schloss	690,690	(9)	1.14%
Terdema L. Ussery, II	10,000	(10)	*
Ray Washburne	4,000	(11)	*

Other NEOs
David Wagner	393,252	(12)	*
Peter Bello	359,028	(13)	*
Sam Morcos	150,937	(14)	*
Kevin Simzer	419,276	(15)	*
Hans Ydema	228,797	(16)	*
			*
Executive officers, directors and nominees for directors, as a group (14 persons)	8,430,231	(17)	13.96%

*	Less than 1%.
(1)

The number of shares beneficially owned by each Director, nominee for Director, Named Executive Officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 7, 2007 through the exercise of any stock option, stock appreciation right, or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(2)	Franklin Advisers, Inc. and Franklin Templeton Portfolio Advisors, Inc., have sole powers to dispose or direct the disposition of 2,873,000 and 1,815,289 shares respectively, as reported in the Schedule 13G/A jointly filed on February 5, 2007.
(3)	Royce & Associates, LLC is a registered investment adviser who has the sole power to vote or direct the vote, and the sole power to dispose or to direct the disposition of, the stock. The holdings and other foregoing information is from a Schedule 13G filed by Royce & Associates, LLC on January 19, 2007.
(4)	Includes 5,405,749 shares which may be acquired pursuant to Presently Exercisable Options and 235,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(5)	Includes 90,926 shares which may be acquired pursuant to Presently Exercisable Options and 3,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(6)	Includes 53,094 shares which may be acquired pursuant to Presently Exercisable Options and 3,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(7)	Comprised of 10,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(8)	Includes 91,594 shares which may be acquired pursuant to Presently Exercisable Options and 3,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(9)	Includes 91,190 shares which may be acquired pursuant to Presently Exercisable Options and 3,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting. Mr. Schloss beneficially owns 2,000 shares directly. In addition, 594,500 shares are held of record by Marcus Schloss & Co., Inc., a registered broker-dealer, of which Mr. Schloss is the CEO. Mr. Schloss shares voting and investment power with respect to those shares with certain other shareholders of Marcus Schloss & Co. This also includes an additional 6,200 shares that are held in trust for the benefit of Mr. Schloss’ daughters with his wife as trustee. Mr. Schloss disclaims beneficial ownership of these 6,200 shares held in trust except to the extent of his pecuniary interest therein.
(10)	Comprised of 10,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(11)	Comprised of 4,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(12)	Includes 316,379 shares which may be acquired pursuant to Presently Exercisable Options and 35,000 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(13)	Includes 307,153 shares which may be acquired pursuant to Presently Exercisable Options and 30,625 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(14)	Includes 110,937 shares which may be acquired pursuant to Presently Exercisable Options and 31,250 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(15)	Includes 357,214 shares which may be acquired pursuant to Presently Exercisable Options and 53,750 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(16)	Includes 207,574 shares which may be acquired pursuant to Presently Exercisable Options and 13,438 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.
(17)	Includes 7,077,671 shares which may be acquired pursuant to Presently Exercisable Options and 428,063 restricted stock units. Each restricted stock unit is convertible for Common Stock on a 1-for-1 basis upon vesting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Jerry C. Jones

Ray Washburne

Report of the Audit Committee of the Board of Directors

The SEC and the principal self regulatory organizations, including NASDAQ, impose requirements upon audit committees and require certain disclosures regarding audit committees and their interaction with a company’s auditor and management. The rules require that a company’s annual proxy statement contain a report of the audit committee addressing several issues identified in the rules. In addition, NASDAQ requires that audit committees adopt written charters. The Company adopted an amended and restated audit committee charter in March 2003.

NASDAQ currently requires audit committees to consist of at least three members, each of whom is independent and is able to read and understand financial statements or will become able to do so within a reasonable period of time after appointment to the committee. Also, at least one member must have the experience or background which results in financial sophistication.

Management is responsible for the Company’s internal controls, the financial reporting process and the preparation of the Company’s financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial auditing personnel.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2006 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with the independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board of Directors Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board of Directors Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee

Douglas Schloss, Chair

Michael P. Ressner

Terdema Ussery II

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Grant Thornton as the Company’s independent public accountants for the year ending December 31, 2006. Although stockholder approval of the Audit Committee’s selection of Grant Thornton is not required under the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Stockholders.

Representatives of Grant Thornton are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Paid to Independent Public Accountants

The following table shows information about professional fees paid by the Company for audit and non-audit services to Grant Thornton.

	2006 ($)	2005 ($)
Audit fees (a)	432,385	401,457
Audit-related fees (b)	—	—
Tax fees (c)	—	—
All other fees (d)	—	—

Total	432,385	401,457

(a)	Audit Fees

Grant Thornton billed the Company an aggregate of $432,385 in fees for professional services rendered in connection with the audit of the Company’s financial statements and the audit of management’s assessment of internal controls as required by Sarbanes Oxley Section 404 for the most recent fiscal year, the reviews of quarterly financial information and the Company’s Quarterly Reports on Form 10-Q during 2006, the review of the Company’s Annual Report on Form 10-K and Proxy Statement, and consultations on accounting issues related to items included in the 2006 consolidated financial statements. Grant Thornton billed the Company an aggregate of $401,457 in fees for professional services rendered in connection with the audit of the Company’s financial statements and the audit of management’s assessment of internal controls as required by Sarbanes Oxley Section 404 for the fiscal year ending December 31, 2005, the reviews of quarterly financial information and the Company’s Quarterly Reports on Form 10-Q during 2005, the review of the Company’s Annual Report on Form 10-K and Proxy Statement, and consultations on accounting issues related to items included in the 2005 consolidated financial statements.

(b)	Audit-Related Fees

Grant Thornton was not engaged by the Company to perform any audit-related services in 2006 and 2005 other than those services described in (a) above.

(c)	Tax Fees

Grant Thornton was not engaged by the Company to perform any tax services in 2006 or 2005. Accordingly, no related fees were billed.

(d)	All Other Fees

The Company did not engage Grant Thornton for any other services in 2006 or 2005.

Directors’ Recommendation:

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton as the Company’s independent public accountants for the year ending December 31, 2007.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2008 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its principal executive offices, One Hanover Park, Suite 800, 16633 Dallas Parkway, Addison, Texas 75001, no later than November 25, 2007 in order to be considered for inclusion in the Company’s proxy statement and proxy card relating to that meeting.

If a stockholder of the Company wishes to present a proposal before the 2008 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2008 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 2006 the Reporting Persons complied with all Section 16(a) filing requirements except that Form 4’s reporting: (A) the vesting of Restricted Stock Units (RSUs) that were (i) granted on April 29, 2005 and vested in part on April 29, 2007 for Messrs. Wagner, Simzer, Conner and Ydema were reported on November 9, 2006 (1,875 RSUs), November 9, 2006 (1,875 RSUs), September 5, 2006 (17,500 RSUs) and September 5, 2006 (937 RSUs) respectively, (ii) granted on May 20, 2005 to Mr. Morcos and vested in part on May 20, 2006 were reported on September 5, 2006 (3,750 RSUs), and (iii) granted on November 7, 2005 to Mr. Ressner and vested in part on November 7, 2006 were reported on January 8, 2007 (500 RSUs), all of which vested without the payment of any consideration; (B) the granting of SARs to Mr. Pinder on May 5, 2006 was reported on May 10, 2006; and (C) the granting of SARs to Mr. Pinder on May 5, 2006 was reported on May 10, 2006 (15,000 SARs).

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: Entrust, Inc. One Hanover Park, Suite 800, 16633 Dallas Parkway, Addison, Texas 75001, telephone (972) 713-5800 , Attention: Investor Relations. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than those described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

James D. Kendry, Secretary

March 27, 2007.

Appendix A

Criteria Used to Determine Director Independence

•

Whether the Director is or within the preceding three years was employed by the Company or any of the Company’s affiliates, affiliated with or employed by a present or former independent auditor of the Company or any of the Company’s affiliates; or an employee of a company at the same time an executive officer of the Company or any of the Company’s affiliates is or was a member of that company’s compensation committee.

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Whether the Director’s immediate family member of the Director is or within the preceding three years was employed as an executive officer of the Company; affiliated with or employed by a present or former independent auditor of the Company or any of the Company’s affiliates and participates or participated, as the case may be, in the independent auditor’s audit, assurance or tax compliance (but not tax planning) practice; or an employee of a company at the same time an executive officer of the Company or any of the Company’s affiliates is or was a member of that company’s compensation committee.

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Whether the Director or the Director’s immediate family member receives or has received, during any twelve month period within the preceding three years, more than $100,000 as direct compensation from the Company other than Director and committee fees and pension and other deferred compensation for prior services as Director (or, in the case of the immediate family member, salaries and other benefits as employee of the Company or any of the Company’s affiliates).

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Whether the Director is not independent if the Director or the Director’s immediate family member is or was, within the preceding three years, a Director, executive officer (or the Director only is or was an employee of the entity), general partner or an equity holder of 1% or more, of an entity to which the Company makes or made, or from which the Company receives or received, payment for property or services in any single fiscal year in excess of the greater of $1 million or 1% of that entity’s consolidated gross revenues.

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Whether the Director or the Director’s immediate family member is or was, within the preceding three years, a Director, executive officer (or the Director only is or was an employee of the entity), partner or an equity holder of 1% or more, of an entity which is indebted to the Company, or to which the Company is indebted and the aggregate indebtedness of either party to the other in any single fiscal year in excess of the greater of $1 million or 1% of that party’s consolidated assets.

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Whether the Director or the Director’s immediate family member is or was, within the preceding three years, a Director, executive officer (or the Director only is or was an employee of the organization), or trustee of a charitable organization or other not-for-profit organization, and the Company’s contributions, or the contributions of any member of senior management of the Company, to such organization in any single fiscal year exceeds or exceeded the greater of $1 million or 1% of the organization’s consolidated gross revenues.

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Whether the Director or the Director’s immediate family member or an entity (in which the Director or the Director’s immediate family member is a Director, executive officer or partner), is a beneficial holder of more than 5% of the total number of shares of the Company’s Common Stock.

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Whether the Director is an executive officer, partner, employee or holder directly or indirectly of 1% or more of the total number of outstanding shares, of an entity that supplies any banking, legal or accounting services to the Company or any other services with the exception of services provided on an occasional or minimal basis.

Proxy – Entrust, Inc.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) F. William Conner, David J. Wagner and James D. Kendry, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ENTRUST, INC. (the “Company”) to be held on Friday, May 4, 2007 at 10:00 a.m., local time, at the Westin Galleria, 13340 Dallas Parkway, Dallas TX 75240 (the “Meeting”), and any adjournments or postponements thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the Meeting or at any adjournment or postponements thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR VOTE IS IMPORTANT!

(continued and to be signed on reverse side.)

Entrust®

Securing Digital Identities & Information

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A.	Election of Directors

1.	The Board of Directors recommends a vote “FOR” the election of the following two nominees as Class II Directors to serve for the ensuing three years:

	For	Withhold
01 – Michael P. Ressner	☐	☐
02 – Terdema Ussery II	☐	☐

B.	Proposals

The Board of Directors recommends a vote “FOR” the following resolution:

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2. A VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature 1 – Please keep signature within the box	Signature 2 –Please keep signature within the box	Date (mm/dd/yyyy)

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